                                                                    Exhibit 99.1

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

IN RE:

GLOBALSTAR CAPITAL CORPORATION,             JOINTLY ADMINISTERED
 A DELAWARE CORPORATION, et al.,            CASE NO. 02-10499  (PJW)

           DEBTORS.                         CHAPTER 11

------------------------------------

(GLOBALSTAR CAPITAL CORPORATION)            (CASE NO. 02-10499 (PJW))
(GLOBALSTAR SERVICES COMPANY, INC.)         (CASE NO. 02-10501 (PJW))
(GLOBALSTAR, L.L.C.)                        (CASE NO. 02-10503 (PJW))
(GLOBALSTAR, L.P.)                          (CASE NO. 02-10504 (PJW))



                                            JOINT PLAN OF
                                            REORGANIZATION OF
                                            GLOBALSTAR, L.P. AND ITS
                                            DEBTOR SUBSIDIARIES
------------------------------------        ----------------------------------
                                            JAMES L. PATTON, JR. (No. 2202)
                                            BRENDAN LINEHAN SHANNON (No. 3136)
                                            MAUREEN D. LUKE (No. 3062)
                                            M. BLAKE CLEARY (No. 3614)
                                            YOUNG CONAWAY STARGATT &
                                            TAYLOR LLP
                                            The Brandywine Building
                                            1000 West Street, 17th Floor
                                            Wilmington, Delaware 19899
                                            (302) 571-6600

                                            - and -

                                            PAUL D. LEAKE
                                            JOHN J. RAPISARDI
                                            JONES, DAY, REAVIS & POGUE
                                            222 E. 41st Street
                                            New York, NY 10017
                                            (212) 326-3939

May 23, 2002                                ATTORNEYS FOR DEBTORS AND
                                            DEBTORS IN POSSESSION

ARTICLE I      DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF
               TIME .......................................................    1

      A.       Defined Terms ..............................................    1

               1.   "Administrative Claim" ................................    1

               2.   "Allowed Claim" .......................................    1

               3.   "Allowed . . . Claim" .................................    2

               4.   "Ballot" ..............................................    2

               5.   "Bankruptcy Code" .....................................    2

               6.   "Bankruptcy Court" ....................................    2

               7.   "Bankruptcy Rules" ....................................    2

               8.   "Bar Date Order" ......................................    2

               9.   "Bar Date" ............................................    2

               10.  "Business Day" ........................................    2

               11.  "Cash" ................................................    2

               12.  "Cash Investment Yield" ...............................    2

               13.  "Cash Management Order" ...............................    2

               14.  "Cause of Action" .....................................    3

               15.  "Claim" ...............................................    3

               16.  "Class" ...............................................    3

               17.  "Confirmation" ........................................    3

               18.  "Confirmation Date" ...................................    3

               19.  "Confirmation Hearing".................................    3

               20.  "Confirmation Order" ..................................    3

               21.  "Consenting Noteholders" ..............................    3

               22.  "Contributing Service Providers" ......................    3

               23.  "Convenience Claim" ...................................    3

               24.  "Creditors Committee" .................................    3

               25.  "Cure Amount Claim" ...................................    4

               26.  "Debtors" .............................................    4

               27.  "Debtors in Possession" ...............................    4

               28.  "Dilution Events" .....................................    4

               29.  "Disbursing Agent" ....................................    4

               30.  "Disclosure Statement" ................................    4

               31.  "Disputed Administrative Claims Cash Reserve" .........    4

32.  "Disputed Claim"..............................................4

33.  "Disputed Claims Equity Reserve"..............................4

34.  "Distribution Record Date"....................................4

35.  "Document Reviewing Centers"..................................4

36.  "Effective Date"..............................................5

37.  "Eligible Globalstar Creditors"...............................5

38.  "Employee Retention Program"..................................5

39.  "Entity"......................................................5

40.  "Equity Interests"............................................5

41.  "Equity Participant"..........................................5

42.  "ERISA".......................................................5

43.  "Estate"......................................................5

44.  "Exchange Act"................................................5

45.  "Executory Contract" and "Unexpired Lease"....................5

46.  "Exit Facility"...............................................5

47.  "FCC License".................................................5

48.  "Fee Claim"...................................................5

49.  "Fee Order"...................................................6

50.  "File", "Filed" or "Filing"...................................6

51.  "Final Order".................................................6

52.  "GCC".........................................................6

53.  "GCSC"........................................................6

54.  "General Partners' Committee".................................6

55.  "Globalstar Canada"...........................................6

56.  "General Unsecured Claims"....................................6

57.  "GLLC"........................................................6

58.  "GLP".........................................................6

59.  "GLP Partnership Interests"...................................6

60.  "GLP Subsidiary Debtors"......................................7

61.  "Globalstar Entities".........................................7

62.  "GSCI"........................................................7

63.  "GTL".........................................................7

64.  "GTL Shareholders"............................................7

65.  "IGOs"........................................................7

66.      "IGO Option Plan".........................................       7
67.      "Indenture Trustee".......................................       7
68.      "Insured Claim"...........................................       7
69.      "Intercompany Claim"......................................       7
70.      "Interest"................................................       7
71.      "IRS".....................................................       7
72.      "Loral"...................................................       7
73.      "Loral Canadian Interest".................................       7
74.      "Loral Claims"............................................       7
75.      "Loral Entities"..........................................       7
76.      "Management Option Plan"..................................       8
77.      "Maximum Allowable Amount"................................       8
78.      "MOU".....................................................       8
79.      "New Globalstar"..........................................       8
80.      "New Globalstar Common Stock".............................       8
81.      "Non-Debtor Subsidiaries".................................       8
82.      "Noteholders".............................................       9
83.      "Old Common Stock of . . ."...............................       9
84.      "Person"..................................................       9
85.      "Petition Date"...........................................       9
86.      "Pension Plan"............................................       9
87.      "Plan"....................................................       9
88.      "Plan Support Agreement"..................................       9
89.      "Prepetition Credit Facility".............................       9
90.      "Prepetition Indentures"..................................       9
91.      "Priority Claim"..........................................       9
92.      "Priority Tax Claim"......................................       9
93.      "Production Gateway Purchase Agreement"...................      10
94.      "Pro Rata"................................................      10
95.      "Professional"............................................      10
96.      "QUALCOMM"................................................      10
97.      "QUALCOMM/Globalstar New Contracts".......................      10
98.      "Quarterly Distribution Date".............................      10
99.      "RBC".....................................................      10

             100.   "RBC Credit Facility" ................................... 10
             101.   "Real Property Executory Contract" and "Unexpired
                    Lease" .................................................. 10
             102.   "Recovery Actions" ...................................... 11
             103.   "Reinstated" or "Reinstatement" ......................... 11
             104.   "Release Election" ...................................... 11
             105.   "Reorganization Case" ................................... 12
             106.   "Restructuring Transactions" ............................ 12
             107.   "Representative(s)" ..................................... 12
             108.   "Rights Offering" ....................................... 12
             109.   "Schedules" ............................................. 12
             110.   "Secondary Liability Claim" ............................. 12
             111.   "Secured Claim" ......................................... 12
             112.   "Securities Act" ........................................ 13
             113.   "Senior Notes" .......................................... 13
             114.   "Senior Note Claim" ..................................... 13
             115.   "Stipulation of Amount and Nature of Claim" ............. 13
             116.   "Subscription Deadline" ................................. 13
             117.   "Tax" ................................................... 13
             118.   "Third Party Disbursing Agent" .......................... 13
             119.   "Trade Claim" ........................................... 13
             120.   "Uninsured Claim" ....................................... 13
             121.   "Unsecured Claim" ....................................... 13
             122.   "Vendor Financing Agreements" ........................... 13
             123.   "Vodafone" .............................................. 14
             124.   "Voting Deadline" ....................................... 14
             125.   "Workers' Compensation Order" ........................... 14
     B.      Rules of Interpretation and Computation of Time ................ 14
             1.     Rules of Interpretation ................................. 14
             2.     Computation of Time ..................................... 14
ARTICLE II   PROVISION FOR THE SETTLEMENT OF CLAIMS AND EQUITY INTERESTS
             AGAINST THE DEBTORS ............................................ 15
     A.      Intercompany Claims Settlement ................................. 15
ARTICLE III  CLASSES OF CLAIMS AND INTERESTS ................................ 15
     A.      Unimpaired Classes of Claims ................................... 15

          1.   Class 1 (Priority Claims)......................................15

          2.   Class 3 (Secured Claims).......................................15

     B.   Impaired Classes of Claims and Interests............................15

          1.   Class 2 (Convenience Claims)...................................15

          2.   Class 4 (General Unsecured Claims).............................15

          3.   Class 5 (Intercompany Claims)..................................15

          4.   Class 6 (GLP Partnership Interests)............................16

          5.   Class 7: (Insured Claims Class)................................16

ARTICLE IV TREATMENT OF CLAIMS AND INTERESTS..................................16

     A.   Unclassified Claims.................................................16

          1.   Payment of Administrative Claims...............................16

          2.   Payment of Priority Tax Claims.................................16

     B.   Unimpaired Classes of Claims........................................17

          1.   Class 1 (Priority Claims)......................................17

          2.   Class 3 (Secured Claims).......................................17

     C.   Impaired Classes of Claims and Interests............................18

          1.   Class 2 Claims (Convenience Claims)............................18

          2.   Class 4 Claims (General Unsecured Claims)......................18

          3.   Class 5 Claims (Intercompany Claims)...........................18

          4.   Class 6 Interests (GLP Partnership Interests)..................18

          5.   Class 7: (Insured Claims Class)................................18

     D.   Special Provisions Regarding the Indenture Trustee's Claims.........18

     Article V MEANS FOR IMPLEMENTATION OF THE PLAN...........................20

     A.   Implementation of the Plan..........................................20

          1.   Changes to Organizational Structure............................20

          2.   Issuance and Reservation of New Globalstar Common Stock........21

          3.   Governance of New Globalstar...................................23

     B.   Preservation of Rights of Action and Releases.......................24

          1.   Preservation of Rights of Action by the Debtors and New
               Globalstar.....................................................24

          2.   Reservation of Rights..........................................24

     C.   Releases; Indemnification...........................................24

          1.   Releases.......................................................24

          2.   Indemnity......................................................25

          3.   Injunction Related to Releases........................................26
          4.   Setoff................................................................26
          5.   Non-Severable.........................................................26
     D.   Continuation of Certain Employee, Retiree and Workers'
          Compensation Benefits......................................................27
          1.   Employee Benefits.....................................................27
          2.   Retiree Benefits......................................................27
          3.   Workers' Compensation Benefits........................................27
     E.   Cancellation and Surrender of Instruments, Securities and
          Other Documentation........................................................27
     F.   Release of Liens...........................................................28
     G.   Effectuating Documents; Further Transactions; Exemption from
          Certain Transfer Taxes.....................................................28

ARTICLE VI TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.....................28
     A.   Executory Contracts and Unexpired Leases to Be Assumed or
          Assumed and Assigned.......................................................28
          1.   Assumption and Assignment Generally...................................28
          2.   Assumptions and Assignments of Real Property Executory
               Contracts and Unexpired Leases........................................29
          3.   Assignments Related to the Restructuring Transactions.................29
          4.   Approval of Assumptions and Assignments...............................29
     B.   Payments Related to the Assumption of Executory Contracts and
          Unexpired Leases...........................................................30
     C.   Executory Contracts and Unexpired Leases to Be Rejected....................30
     D.   Special Executory Contract and Unexpired Lease Issues......................30
          1.   Obligations to Indemnify Directors, Officers and
               Employees.............................................................30
     E.   Contracts and Leases Entered Into After the Petition Date..................31

ARTICLE VII PROVISIONS GOVERNING DISTRIBUTIONS.......................................31
     A.   Distributions for Claims Allowed as of the Effective Date..................31
          1.   Distributions to Be Made on the Effective Date........................31
     B.   Method of Distributions to Holders of Claims...............................31
     C.   Compensation and Reimbursement for Services Related to
          Distributions..............................................................32
     D.   Delivery of Distributions and Undeliverable or Unclaimed
          Distributions..............................................................32


          1.   Delivery of Distributions..................................... 32

          2.   Undeliverable Distributions Held by Disbursing Agents......... 33

     E.   Distribution Record Date........................................... 34

     F.   Means of Cash Payments............................................. 34

     G.   Timing and Calculation of Amounts to Be Distributed................ 34

          1.   Allowed Claims in Classes Other Than Class 4.................. 34

          2.   Allowed Claims in Class 4..................................... 34

          3.   Compliance with Tax Requirements.............................. 35

     H.   Setoffs............................................................ 35

     I.   Surrender of Canceled Instruments or Securities.................... 36

          1.   Tender of Senior Notes........................................ 36

          2.   Lost, Stolen, Mutilated or Destroyed Senior Notes............. 36

          3.   Failure to Surrender Senior Notes............................. 36

ARTICLE VIII PROCEDURES FOR RESOLVING DISPUTED CLAIMS UNDER THIS PLAN........ 37

     A.   Prosecution of Objections.......................................... 37

     B.   No Distributions Pending Allowance................................. 37

     C.   Disputed Administrative Claims Cash Reserve........................ 37

          1.   Estimation.................................................... 37

          2.   Creation of Reserve........................................... 37

     D.   Disputed Claims Equity Reserve..................................... 37

          1.   Estimation.................................................... 37

          2.   Creation of Reserve........................................... 38

          3.   Tax Reporting................................................. 38

     E.   Distributions After Allowance...................................... 38

     F.   Distributions After Disallowance................................... 39

          1.   Disputed Administrative Claims Cash Reserve................... 39

          2.   Disputed Claims Equity Reserve................................ 39

ARTICLE IX SUBSTANTIVE CONSOLIDATION OF THE DEBTORS.......................... 39

ARTICLE X  CONDITIONS PRECEDENT TO CONFIRMATION AND
           CONSUMMATION OF THE PLAN.......................................... 40

     A.   Conditions to Confirmation......................................... 40

     B.   Conditions to the Effective Date................................... 41

     C.   Waiver of Conditions to the Confirmation and Effective Date........ 41

     D.   Effect of Nonoccurrence of Conditions to the Effective Date........ 42

ARTICLE XI CRAMDOWN ........................................................42

ARTICLE XII DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION RIGHTS ....42

     A.   Discharge of Claims and Termination of Interests .................42

     B.   Injunctions ......................................................43

     C.   Termination of Subordination Rights and Settlement of Related
          Claims and Controversies .........................................44

ARTICLE XIII RETENTION OF JURISDICTION .....................................44

ARTICLE XIV MISCELLANEOUS PROVISIONS .......................................46

     A.   Dissolution of the Creditors Committee ...........................46

     B.   Limitation of Liability ..........................................46

     C.   Modification of the Plan .........................................47

     D.   Revocation of the Plan ...........................................47

     E.   Severability of Plan Provisions ..................................47

     F.   Successors and Assigns ...........................................47

     G.   Service of Certain Plan Exhibits and Disclosure Statement
          Exhibits .........................................................48

     H.   Service of Documents .............................................48

                              TABLE OF EXHIBITS(1)

Exhibit I.A.46      Terms of Exit Facility(2)

Exhibit I.A.77      Memorandum of Understanding

Exhibit I.A.105     Restructuring Transactions(3)

Exhibit I.A.107     Rights Offering(3)

Exhibit V.A.3.a.1   Certificate of Incorporation of New Globalstar(2)

Exhibit V.A.3.a.1   Bylaws of New Globalstar(2)

Exhibit V.A.3.a.2   Initial Directors and Officers of New Globalstar(2)

Exhibit V.A.3.b. List of Employment and Other Agreements and Plans that Are In Effect or Will Take Effect as of the Effective Date(2)

Exhibit VI.A.1 Nonexclusive Schedule of Executory Contracts and Unexpired Leases To Be Assumed or Assumed and Assigned(2)

Exhibit VI.C Schedule of Executory Contracts and Unexpired Leases To Be Rejected(2)

Exhibit V.A.3.c.(i) Management Service Agreement(2)









--------------------------
(1) Except as otherwise indicated, all Exhibits will be available for review during regular business hours at the Document Reviewing Centers. The Debtors reserve the right to modify, amend, supplement, restate or withdraw any of the Exhibits after they are Filed. The Debtors will File all modified, amended, supplemented or restated Exhibits as promptly as possible and will make such Exhibits available for review at the Document Reviewing Centers.

(2) To be Filed and available for review at the Document Reviewing Centers no later than ten days before the deadline to object to Confirmation of the Plan.

(3) To be Filed and available for review at the Document Reviewing Centers no later than ten days before the deadline to object to approval of the Disclosure Statement.

                                  INTRODUCTION

     Globalstar, L.P. ("GLP") and the other above-captioned debtors and debtors in possession (collectively, the "Debtors") propose the following joint plan of reorganization (the "Plan") for the resolution of the outstanding claims against and equity interests in the Debtors. The Debtors are proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C. Section 1129. Reference is made to the Debtors' disclosure statement, filed contemporaneously with the Plan (the "Disclosure Statement"), for a discussion of the Debtors' history, businesses, results of operations, historical financial information, projections and properties, and for a summary and analysis of the Plan. There also are other agreements and documents, which are or will be filed with the Bankruptcy Court, that are referenced in the Plan or the Disclosure Statement and that will be available for review.

                ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION
                             AND COMPUTATION OF TIME

     A. DEFINED TERMS

     As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

     1. "ADMINISTRATIVE CLAIM" means any right to payment constituting a cost or expense of administration of the Reorganization Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including (a) any actual and necessary costs and expenses of preserving the estates of the Debtors, (b) any actual and necessary costs and expenses of operating the businesses of the Debtors, (c) any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business or for the acquisition or lease of their properties, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code entered prior to the Confirmation Date, whether fixed before or after the Effective Date, (e) any fees or charges assessed against the estate of the Debtors under section 1930, chapter 123, title 28, United States Code, including any post-Confirmation Date and post-Effective Date fees and charges,
(f) any claims treated as Administrative Claims in accordance with this Plan, and (g) all Intercompany Claims incurred after the Petition Date that are accorded priority pursuant to section 364(c)(1) of the Bankruptcy Code or the Cash Management Order.

     2. "ALLOWED CLAIM" means:

     a. a Claim that (i) has been listed by a particular Debtor on its Schedules as other than disputed, contingent or unliquidated and (ii) is not otherwise a Disputed Claim;

     b. a Claim (i) for which a proof of Claim or request for payment of Administrative Claim has been Filed by the applicable Bar Date or otherwise been deemed timely Filed under applicable law and (ii) that is not otherwise a Disputed Claim; or

            c. a Claim that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed by the applicable Debtor or New Globalstar and Claim holder on or after the Effective Date; (ii) in any contract, instrument or other agreement entered into in connection with the Plan and, if prior to the Effective Date, approved by the Bankruptcy Court;
      (iii) in a Final Order; or (iv) pursuant to the terms of the Plan.

            3. "ALLOWED...CLAIM" means an Allowed Claim in the particular Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

            4. "BALLOT" means the form or forms distributed to each holder of an impaired Claim entitled to vote on the Plan on which the holder indicates acceptance or rejection of the Plan or any election for treatment of such Claim under the Plan.

            5. "BANKRUPTCY CODE" means title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as now in effect or hereafter amended.

            6. "BANKRUPTCY COURT" means the United States District Court for the District of Delaware having jurisdiction over the Reorganization Cases and, to the extent of any reference made pursuant to 28 U.S.C. Section 157, the bankruptcy unit of such District Court.

            7. "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

            8. "BAR DATE ORDER" means an order of the Bankruptcy Court establishing Bar Dates for Filing proofs of Claims in the Reorganization Cases, as the same may be amended, modified or supplemented.

            9. "BAR DATE" means the applicable bar date by which a proof of Claim must be or must have been Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

           10. "BUSINESS DAY" means any day, other than a Saturday, Sunday or legal holiday (as defined in Bankruptcy Rule 9006(a)).

           11. "CASH" means legal tender of the United States of America.

           12. "CASH INVESTMENT YIELD" means the net yield earned by the applicable Disbursing Agent from the investment of Cash held pending distribution pursuant to the Plan (including any dividends and other distributions on account of New Globalstar Common Stock), which investment will be in a manner consistent with the Debtors' investment and deposit guidelines.

           13. "CASH MANAGEMENT ORDER" means the Order Authorizing the

Debtors (A) to Continue Using Existing Centralized Cash Management System, Bank Accounts and Business Forms; (B) to honor Intercompany Advances as administrative expense, and (C) granting related relief, entered by the Bankruptcy Court on or about February 21, 2002.

     14. "CAUSE OF ACTION" means any action, cause of action, suit, account, controversy, agreement, promise, right to legal remedy, right to an equitable remedy (including, without limitation, any equitable subordination and recharacterization of claims actions), right to payment or claim, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly, indirectly or derivatively, in law, equity or otherwise.

     15. "CLAIM" means a claim, as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

     16.  "CLASS" means a class of Claims or Interests, as described in
Article II.

     17. "CONFIRMATION" means the entry of the Confirmation Order on the docket of the Bankruptcy Court.

     18. "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

     19. "CONFIRMATION HEARING" means the hearing held by the Bankruptcy Court on Confirmation of the Plan, as such hearing may be continued from time to time.

     20. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     21. "CONSENTING NOTEHOLDERS" means Blue River, LLC, Columbia Ventures Corp., Loeb Partners Corp. and Stonehill Capital Management, LLC.

     22. "CONTRIBUTING SERVICE PROVIDERS" means Vodafone, Loral and any other service providers in their capacity as contributors of assets or businesses to GLP, New Globalstar or one of their wholly-owned subsidiaries.

     23. "CONVENIENCE CLAIM" means (a) an Allowed Unsecured Claim against any of the Debtors equal to $______ or less, (b) the Allowed Unsecured Claim against any of the Debtors of a holder that has irrevocably elected on its Ballot to reduce its Claim against any of the debtors to the amount of $_____ or less, and/or (c) a Disputed Unsecured Claim against any of the Debtors that becomes an Allowed Unsecured Claim of $______ or less with the consent of and in the amount agreed to by a Debtor.

     24. "CREDITORS COMMITTEE" means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the

Reorganization Cases pursuant to section 1102 of the Bankruptcy Code.

     25. "CURE AMOUNT CLAIM" means a Claim based upon a Debtor's defaults pursuant to an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by that Debtor pursuant to section 365 of the Bankruptcy Code.

     26.  "DEBTORS" means, collectively, GLP, GCC, GSCI and GLLC.

     27. "DEBTORS IN POSSESSION" means the Debtors in their capacity as debtors in possession in the chapter 11 cases pursuant to sections 1101, 1107(c) and 1108 of the Bankruptcy Code.

     28. "DILUTION EVENTS" means the IGO Option Plan, the Management Option Plan, the Rights Offering, the Exit Facility, the Employee Retention Program or any other transaction that involves issuance of New Globalstar Common Stock.

     29. "DISBURSING AGENT" means New Globalstar, in its capacity as a disbursing agent, or any Third Party Disbursing Agent.

     30. "DISCLOSURE STATEMENT" means the disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

     31. "DISPUTED ADMINISTRATIVE CLAIMS CASH RESERVE" means one or more segregated accounts in which Cash shall be held in accordance with Section VIII.C.2.

     32.  "DISPUTED CLAIM" means a Claim against a Debtor to the extent that
(a) the allowance of such Claim is the subject of an objection, appeal or a motion to estimate interposed by a party in interest, which objection, appeal or motion has not been determined by a Final Order, or (b) the Claim is scheduled as disputed, contingent or unliquidated, or (c) with respect to any Claim scheduled as other than disputed, contingent or unliquidated, that portion of the Claim in excess of the amount of the Claim scheduled by Debtors.

     33. "DISPUTED CLAIMS EQUITY RESERVE" means the New Globalstar Common Stock that shall be issued by New Globalstar and held in reserve by New Globalstar for distribution to holders of Disputed Claims that become Allowed Claims in accordance with Section VIII.D.2.

     34. "DISTRIBUTION RECORD DATE" means the date that is 15 days following ___________.

     35. "DOCUMENT REVIEWING CENTERS" means, collectively: (a) the offices of Jones, Day, Reavis & Pogue located at 222 E. 41st Street, New York, NY 10017,
(b) the offices of Young Conaway Stargatt & Taylor, LLP located at The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, DE 19899, and (c) any other locations designated by the Debtors at which any party in interest may review all of the exhibits and schedules to the Plan and the Disclosure Statement.

     36. "EFFECTIVE DATE" means a day, as determined by the Debtors, Loral and the Creditors Committee, that is the Business Day as soon as reasonably practicable after all conditions to the Effective Date in Section X.B have been met or waived pursuant to Section X.C.

     37. "ELIGIBLE GLOBALSTAR CREDITORS" means holder of Claims in Class 4 that have been Allowed prior to the commencement of the Rights Offering.

     38. "EMPLOYEE RETENTION PROGRAM" means the employee retention program approved by the Bankruptcy Court pursuant to the Stipulation and Agreed Order Pursuant to Sections 105(a), 363(b) and 503(b)(1) of the Bankruptcy Code Authorizing Debtors to Adopt and Implement an Employee Incentive Program, dated May 21, 2002.

     39. "ENTITY" means such term as defined in section 101(15) of the Bankruptcy Code.

     40. "EQUITY INTERESTS" means any capital stock, partnership interest, limited liability company membership interest or other ownership interest in a Debtor or in any Entity, whether or not transferable, and any warrant or right to purchase, sell or subscribe for an ownership interest or other equity security in any of the Debtors or in any Entity.

     41. "EQUITY PARTICIPANT" means any entity other than QUALCOMM that has the right pursuant to the Plan to receive New Globalstar Common Stock in exchange for cancellation of any indebtedness owed to such entity.

     42. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     43. "ESTATE" means, as to each Debtor, the estate created for that Debtor in its Reorganization Case pursuant to section 541 of the Bankruptcy Code.

     44. "EXCHANGE ACT" means the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a-78jj, as now in effect or hereafter amended.

     45. "EXECUTORY CONTRACT" AND "UNEXPIRED LEASE" means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection pursuant to section 365 of the Bankruptcy Code.

     46. "EXIT FACILITY" means a post-Confirmation financing facility that may be entered into on the Effective Date by GLP or New Globalstar and the lender(s) providing such financing, pursuant to the terms attached hereto as
Exhibit 1.A.46.

     47. "FCC LICENSE" means the Federal Communications Commission license for the 1610-1621.35 MHz portion of the band held by L/Q Licensee, Inc. exclusively for the benefit of Globalstar.

     48. "FEE CLAIM" means a Claim under sections 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Reorganization Cases.

          49. "FEE ORDER" means the Administrative Order, pursuant to sections 105 and 331 of the Bankruptcy Code, Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals entered by the Bankruptcy Court on or about March 22, 2002.

          50. "FILE", "FILED" OR "FILING" means file, filed or filing with the Bankruptcy Court or its authorized designee in the Reorganization Cases.

          51. "FINAL ORDER" means (a) an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

          52. "GCC" means Globalstar Capital Corporation, a Delaware corporation, one of the Debtors. GCC is wholly-owned by GLP.

          53. "GCSC" means Globalstar Canada Satellite Co., a Nova Scotia, Canada, corporation.

          54. "GENERAL PARTNERS' COMMITTEE" means the governing body of GLP, comprised of the following six members: Sir Ronald Grierson, Olof Lundberg, Russell R. Mack, Bernard L. Schwartz, A. Robert Towbin, and Eric J. Zahler.

          55. "GLOBALSTAR CANADA" means Globalstar Canada Co., a Nova Scotia, Canada, unlimited liability company.

          56. "GENERAL UNSECURED CLAIMS" mean all unsecured claims of the Debtors, including claims under Vendor Financing Agreements, Senior Notes, Prepetition Credit Facilities and other financing arrangements, Trade Claims, Loral Claims and claims arising under Executory Contracts or Unexpired Leases.

          57. "GLLC" means Globalstar, L.L.C., a Delaware limited liability company, one of the Debtors. GLLC is wholly-owned by GLP.

          58. "GLP" means Globalstar L.P., a Delaware limited partnership, one of the Debtors and the parent of GCC, GLLC and GSCI.

          59. "GLP PARTNERSHIP INTERESTS" means the ordinary partnership interests and both classes of redeemable preferred partnership interests in GLP (including all ordinary partnership interests which are reserved to provide for purchases of interests by GTL upon exercise of options to purchase GTL common stock).

     60. "GLP SUBSIDIARY DEBTORS" means, individually or collectively, a Debtor or Debtors other than GLP.

     61.  "GLOBALSTAR ENTITIES" means GLP and any subsidiaries of GLP.

     62. "GSCI" means Globalstar Services Company, Inc., a Delaware corporation, one of the Debtors. GSCI is wholly-owned by GLP.

     63. "GTL" means Globalstar Telecommunications Limited, a Bermuda exempted company, and a general partner of GLP.

     64.  "GTL SHAREHOLDERS" means holders of GTL's capital stock.

     65.  "IGOs" means independent gateway operators.

     66. "IGO OPTION PLAN" means an option plan for the IGOs pursuant to which options are reserved for IGOs to purchase up to 5% of New Globalstar Common Stock, prior to dilution for the Management Option Plan.

     67. "INDENTURE TRUSTEE" means The Bank of New York, as indenture trustee under the Prepetition Indenture, or any successor thereto.

     68. "INSURED CLAIM" means any Claim against any of the Debtors arising from an incident or occurrence alleged to have occurred prior to the Effective Date that is payable, by an insurance policy issued by an insurance company on behalf of any of the Debtors but solely to the extent such Claim is payable by such insurance policy or applicable law.

     69. "INTERCOMPANY CLAIM" means any claim by a Globalstar Entity against a Debtor.

     70. "INTEREST" means the rights of any holder of the Old Common Stock of any Debtor and the rights of any entity to purchase or demand the issuance of any of the foregoing, including: (a) redemption, conversion, exchange, voting, participation and dividend rights; (b) liquidation preferences; and (c) stock options.

     71.  "IRS" means the Internal Revenue Service of the United States of
America.

     72.  "LORAL" means Loral Space and Communications Ltd., a Bermuda company.

     73. "LORAL CANADIAN INTEREST" means Loral's and its affiliates' 49.9% interest in GCSC and ATSS/Loral Netherlands B.V., and any other equity interests or contractual rights primarily relating to the ownership or operation of the Globalstar gateways or service providers in Canada.

     74. "LORAL CLAIMS" means, except as otherwise treated in the Plan, all General Unsecured Claims of the Loral Entities.

     75.  "LORAL ENTITIES" means, collectively, (i) Loral Space &

Communications Ltd., (ii) Loral Space & Communications Corporation, (iii) Loral/QUALCOMM Satellite Services, L.P., (iv) Loral/QUALCOMM Partnership, L.P.,
(v) Space Systems/Loral, Inc., (vi) LGP (Bermuda) Ltd., (vii) Loral/DASA Globalstar, L.P., (viii) Loral General Partner, Inc., (ix) Loral SpaceCom Corporation, (x) Loral Satellite, Inc., (xi) L/Q Licensee, Inc., (xii) Government Services, L.L.C., (xiii) Loral CyberStar, Inc., (xiv) Loral CyberStar Ltd., (xv) CyberStar, L.P., (xvi) Loral Orion, Inc., (xvii) Loral Holdings Ltd., (xviii) Loral Global Services N.V., (xix) Globalstar do Brasil, S.A., (xx) Loral/DASA do Brasil Ltda., (xxi) Loral/DASA do Brasil Holdings Ltda., (xxii) any of GlobalTel J.S.C., ATTS/Loral Mexico, L.P., Mexico Satellite LLC, Globalstar de Mexico S. de R.L. de C.V., Servicios Corporativos Alcance S.A. de C.V., Globalstar Canada Holding Co., and Globalstar Canada Co. that makes a Release Election on or prior to entry of an Order approving the Disclosure Statement, and (xxiii) all of the respective current direct and indirect affiliates, controlling shareholders, members, managing members, general and limited partners, subsidiaries, officers, directors, employees, professionals, agents, advisers and representatives of the entities and Persons identified in subclauses (i) through (xxii) of this paragraph.

          76. "MANAGEMENT OPTION PLAN" means an option plan for the management personnel of New Globalstar, pursuant to which options will be reserved for distribution to management personnel (including Russell Mack, in his capacity as the Chairman of the management committee of New Globalstar) to purchase an aggregate of up to 10% of New Globalstar Common Stock on a fully diluted basis, all other terms and conditions of which (including the amount, the exercise price, the timing, and the vesting schedule of such options), shall be determined by the Board of Directors of New Globalstar.

          77. "MAXIMUM ALLOWABLE AMOUNT" means, with respect to any Disputed Claim, the least of the amounts (a) set forth in the proof(s) of Claim filed by the holder thereof, (b) determined by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction as the maximum fixed amount of such Claim or as the estimated amount for such Claim for allowance, distribution and reserve purposes, (c) in the case of a proof of Claim filed in an unliquidated, undetermined or contingent amount, as determined by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction, or (d) as agreed upon, in writing, by the Debtors and the holder of a Disputed Claim.

          78. "MOU" means the Memorandum of Understanding by and among the Loral Entitles, the Consenting Noteholders and GLP, dated February 15, 2002, attached hereto as Exhibit I.A.78.

          79.  "NEW GLOBALSTAR" means a newly-formed Delaware corporation.

          80. "NEW GLOBALSTAR COMMON STOCK" means common stock, par value $0.01 per share, of New Globalstar.

          81. "NON-DEBTOR SUBSIDIARIES" means all of the Debtors' non-debtor affiliates and subsidiaries, including, without limitation, Globalstar Trak Pty Ltd., Globalstar Holdings, Ltd., Globalstar Int'l Svcs Ltd., Stonestreet Holdings NV, Globalstar Offshore Co., GCSC, ATSS/Loral Netherlands B.V., Vodafone Satellite

Services, Inc., and any additional service providers (including, without limitation, Globalstar USA, Inc. and Globalstar Caribbean, Ltd.) in which the Debtors acquire a controlling interest through and including the Effective Date.

     82.  "NOTEHOLDERS" means, collectively, the owners of the Senior Notes.

     83. "OLD COMMON STOCK OF . . ." means, when used with reference to a particular Debtor or Debtors, the common stock, membership interests or partnership interests issued by such Debtor or Debtors and outstanding immediately prior to the Petition Date.

     84. "PERSON" shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

     85.  "PETITION DATE" means February 15, 2002.

     86. "PENSION PLAN" means the Debtors' defined benefit plan, known as the Retirement Plan of Space Systems/Loral, Inc., a multiple employer plan governed by the Internal Revenue Services, the Department of Labor and current tax and federal law regulations, including ERISA, and protected by the Pension Benefit Guaranty Corporation.

     87. "PLAN" means this joint plan of reorganization for the Debtors, to the extent applicable to any Debtor, and all Exhibits attached hereto or referenced herein, as the same may be amended, modified or supplemented, in accordance with the terms and conditions of the MOU and the Plan Support Agreement, respectively.

     88. "PLAN SUPPORT AGREEMENT" means the Plan Support Agreement, entered into among GLP, the Loral Entities and the Consenting Noteholders, dated as of February 15, 2002, as amended.

     89. "PREPETITION CREDIT FACILITY" means the credit facility, dated as of November 17, 2000, between a wholly-owned subsidiary of Loral and GLP, as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     90. "PREPETITION INDENTURES" means, collectively, (i) the Indenture, dated as of February 15, 1997, relating to GLP and GCC's 11.375% Senior Notes due 2004; (ii) the Indenture, dated as of June 1, 1997, relating to GLP and GCC's 11.25% Senior Notes due 2004; (iii) the Indenture, dated as of October 15, 1997, relating to GLP and GCC's 10.75% Senior Notes due 2004; and (iv) the Indenture, dated as of May 20, 1998, relating to GLP and GCC's 11.5% Senior Notes due 2005.

     91. "PRIORITY CLAIM" a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.

     92. "PRIORITY TAX CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

     93. "PRODUCTION GATEWAY PURCHASE AGREEMENT" means the Production Gateway Purchase Agreement, between GLP and QUALCOMM, dated as of April 30, 1997.

     94. "PRO RATA" means, (a) with reference to any distribution on account of any Allowed Claim in any Class other than distributions to holders of Allowed General Unsecured Claims against any of the Debtors, the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the sum of all Allowed Claims and all Disputed Claims in such class, (b) with reference to any distribution on account of an Allowed General Unsecured Claim against any of the Debtors, the ratio (expressed as a percentage) that the amount of such Allowed General Unsecured Claim bears to the sum of all Allowed General Unsecured Claims and Disputed General Unsecured Claims against all of the Debtors in the aggregate, and (c) with reference to any distribution on account of any Allowed Equity Interests in any class, the ratio (expressed as a percentage) that the number of units of such Equity Interests bears to the sum of that number of units of all Allowed Equity Interests and Disputed Equity Interests of the same class.

     95. "PROFESSIONAL" means any professional employed in the Reorganization Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Reorganization Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

     96.  "QUALCOMM" means QUALCOMM, Incorporated.

     97. "QUALCOMM/GLOBALSTAR NEW CONTRACTS" means the new contracts, if any, that QUALCOMM and GLP have entered into on or prior to the Confirmation Hearing date governing their on-going relationship.

     98. "QUARTERLY DISTRIBUTION DATE" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 45 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

     99.  "RBC" means the Royal Bank of Canada.

     100. "RBC CREDIT FACILITY" means the credit facility between Globalstar Canada and RBC, dated as of Sept. 5, 1997 and amended by the Omnibus Amendment dated as of Dec. 5, 2001, 50% of the obligations thereunder of which is guaranteed by Loral and 50% of the obligations thereunder of which is secured by a collateral account established by Vodafone Americas Inc., which collateral will remain in place through September 30, 2002, unless extended or replaced.

     101. "REAL PROPERTY EXECUTORY CONTRACT" AND "UNEXPIRED LEASE" means, collectively, an Executory Contract or Unexpired Lease relating to a Debtor's interest in real property and any Executory Contracts and Unexpired Leases granting rights or interests related to or appurtenant to the applicable real property, including all easements; licenses; permits; rights; privileges; immunities; options; rights of first refusal; powers; uses; usufructs; reciprocal easement or operating agreements; vault, tunnel or bridge agreements or franchises; development rights; and any other interests in real estate or rights in rem related to the applicable real property.

          102. "RECOVERY ACTIONS" means, collectively and individually: (a) preference actions, fraudulent conveyance actions, rights of setoff and other claims or causes of action under sections 510, 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code and other applicable bankruptcy or non-bankruptcy law;
(b) claims or causes of action arising out of illegal dividends or similar theories of liability; (c) claims or causes of action based on piercing the corporate veil, alter ego liability or similar legal or equitable theories of recovery arising out of the ownership or operation of the Debtors; (d) claims or causes of action based on unjust enrichment; (e) claims or causes of action for breach of fiduciary duty, mismanagement, malfeasance or, to the extent they are claims or causes of action of any of the Debtors, fraud; (f) claims or causes of action relating to the provision of retiree medical benefits and the provision of director and officer liability insurance or indemnification; and
(g) claims or causes of action arising out of any contracts or other agreements between or among any of the Debtors.

          103. "REINSTATED" OR "REINSTATEMENT" means rendering a Claim or Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code. Unless the Plan specifies a particular method of Reinstatement, when the Plan provides that an Allowed Claim or Allowed Interest will be Reinstated, such Claim or Interest will be Reinstated, at the applicable Debtor's sole discretion, in accordance with one of the following:

          a. The legal, equitable and contractual rights to which such Claim or Interest entitles the holder will be unaltered; or

          b. Notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default:

               i. any such default that occurred before or after the commencement of the applicable Reorganization Case, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, will be cured;

               ii. the maturity of such Claim or Interest as such maturity existed before such default will be reinstated;

               iii. the holder of such Claim or Interest will be compensated for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and

               iv. the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest will not otherwise be altered.

          104. "RELEASE ELECTION" means the election by an Equity Participant to obtain a release pursuant to Section V.C of the Plan.

     105. "REORGANIZATION CASE" means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

     106. "RESTRUCTURING TRANSACTIONS" means, collectively, those acquisitions, restructurings, dispositions, liquidations or dissolutions that the Debtors determine to be necessary or appropriate to effect a corporate restructuring of their respective businesses or otherwise to simplify the overall corporate structure of the Debtors, all as set forth in summary form in the attached Exhibit __.

     107. "REPRESENTATIVE(S)" means any and all officers, directors, members of the General Partners' Committee, direct or indirect general partners, direct or indirect limited partners, attorneys, advisors and investment bankers of a Debtor or a Non-Debtor Subsidiary, in each case, solely in their capacity as such, serving or holding interests immediately prior to the occurrence of the Effective Date.

     108. "RIGHTS OFFERING" means the issuance by New Globalstar to GTL Shareholders and Eligible Globalstar Creditors of rights to purchase up to ____ shares of New Globalstar Common Stock in the aggregate, representing, as of the Effective Date and prior to dilution resulting from the Management Option Plan and the IGOs Option Plan, 15% of the outstanding shares of New Globalstar Common Stock, all on substantially the terms set forth in Exhibit 1.A.108.

     109. "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs Filed by the Debtors, as required by section 521 of the Bankruptcy Code and the Official Bankruptcy Forms, as the same may have been or may be amended, modified or supplemented.

     110. "SECONDARY LIABILITY CLAIM" means a Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual, tort or other obligation of another Debtor, including any Claim based on: (a) guaranties of collection, payment or performance; (b) indemnity bonds, obligations to indemnify or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; (f) liabilities arising out of piercing the corporate veil, alter ego liability or similar legal theories; or
(g) any other joint or several liability that any Debtor may have in respect of any obligation that is the basis of a Claim.

     111. "SECURED CLAIM" means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

          112. "SECURITIES ACT" means the Securities Act of 1933, 15 U.S.C. Sections 77a-77aa, as now in effect or hereafter amended.

          113. "SENIOR NOTES" means, collectively, the 11.375% senior notes due February 15, 2004, 11.25% Senior Notes due June 15, 2004, 10.75% senior notes due November 1, 2004 and 11.5% senior notes due June 1, 2005, issued by GLP and GCC as co-obligors.

          114. "SENIOR NOTE CLAIM" means a prepetition Claim by the holders of the Senior Notes.

          115. "STIPULATION OF AMOUNT AND NATURE OF CLAIM" means a stipulation or other agreement between the applicable Debtor or New Globalstar and a holder of a Claim or Interest, or an agreed order of the Bankruptcy Court, establishing the amount and nature of a Claim or Interest.

          116. "SUBSCRIPTION DEADLINE" means _____________, 2002.

          117. "TAX" means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, employment, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.

          118. "THIRD PARTY DISBURSING AGENT" means an entity designated by New Globalstar to act as a Disbursing Agent pursuant to Section VII.D.

          119. "TRADE CLAIM" means any Unsecured Claim arising from or with respect to the sale of goods or rendition of services prior to the Petition Date in the ordinary course of the applicable Debtor's business, including any Claim of an employee that is not a Priority Claim.

          120. "UNINSURED CLAIM" means any Claim that is not an Insured Claim.

          121. "UNSECURED CLAIM" means any Claim that is not an Administrative Claim, Cure Amount Claim, Priority Claim, Priority Tax Claim, Secured Claim, Intercompany Claim, or Convenience Claim.

          122. "VENDOR FINANCING AGREEMENTS" means the agreement, dated as of February 16, 1994, between Space Systems/Loral, Inc. and GLP, and the agreement dated as of March 7, 2000, between QUALCOMM and GLP, as such agreements may have been subsequently modified, amended or supplemented.

          123. "VODAFONE" means (i) Vodafone Limited, (ii) Vodafone Americas Asia Inc., and (iii) Vodafone Satellite Services Inc.

          124. "VOTING DEADLINE" means the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code that is specified in the Disclosure Statement, the Ballots or related solicitation documents approved by the Bankruptcy Court.

          125. "WORKERS' COMPENSATION ORDER" means the Order under 11 U.S.C. Sections 105(a) and 507(a) (A) Authorizing Payment of Prepetition Employee Obligations, including Severance Pay, (B) Directing all Banks to Honor Prepetition Checks for Payment of Prepetition Employee Obligations and (C) Granting Related Relief, entered by the Bankruptcy Court on or about February 21, 2002.

          B.   RULES OF INTERPRETATION AND COMPUTATION OF TIME.

          1.   RULES OF INTERPRETATION

          For purposes of the Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit V.A.3.a. Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan or Confirmation Order;
(d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors, assigns and affiliates; (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) the words "herein," "hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any contract, certificates of incorporation, bylaws, similar constituent documents, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

          2. COMPUTATION OF TIME

          In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

               ARTICLE II PROVISION FOR THE SETTLEMENT OF CLAIMS
                    AND EQUITY INTERESTS AGAINST THE DEBTORS

          A. INTERCOMPANY CLAIMS SETTLEMENT

          On the Effective Date, (i) all Intercompany Claims held by a Globalstar Entity against a Debtor shall be released and cancelled, by means of contribution, distribution or otherwise, as the Debtors may determine, and (ii) all other Intercompany Claims shall be offset against any mutual Intercompany Claims and any amount remaining shall be released and discharged for no further consideration.

                  ARTICLE III CLASSES OF CLAIMS AND INTERESTS

          All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the following Classes. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Section IV.A.1, and Section IV.A.2 have not been classified and thus are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes. Notwithstanding anything contained herein to the contrary, no Claim or Interests (including Administrative Claims) shall be entitled to or receive postpetition interest.

          A.   UNIMPAIRED CLASSES OF CLAIMS

          1. CLASS 1 (PRIORITY CLAIMS). Priority Claims against any Debtor that are entitled to priority under sections 507(a)(3), 507(a)(4), 507(a)(5) or 507(a)(6) of the Bankruptcy Code.

          2.   CLASS 3 (SECURED CLAIMS). Secured Claims against any Debtor.

          B.   IMPAIRED CLASSES OF CLAIMS AND INTERESTS

          1. CLASS 2 (CONVENIENCE CLAIMS). Unsecured Claims against any Debtor, other than Senior Note Claims, that otherwise would be classified in Class 4, but with respect to each such Claim either (a) is equal to or less than $___ or (b) is reduced to $___ pursuant to an election by the claim holder made on the Ballot provided for voting on the Plan by the Voting Deadline.

          2. CLASS 4 (GENERAL UNSECURED CLAIMS). Unsecured Claims against any Debtor that are not otherwise classified in Class 2, including, without limitation, Senior Note Claims, Vendor Financing Claims, Prepetition Credit Facility Claims, Loral Claims, Executory Contracts or Unexpired Leases Claims and Trade Claims.

          3. CLASS 5 (INTERCOMPANY CLAIMS). Intercompany Claims that are not Administrative Claims.

     4. CLASS 6 (GLP PARTNERSHIP INTERESTS). Interests on account of GLP Partnership Interests.

     5. CLASS 7: (INSURED CLAIMS CLASS). Insured Claims, whether liquidated, unliquidated, contingent, disputed or undisputed, the payment of which are insured, by insurance policy coverage against the loss or damage giving rise to such Claims to the extent such Claims are solely payable by such insurance policy or applicable law.

                  ARTICLE IV TREATMENT OF CLAIMS AND INTERESTS

     A.   UNCLASSIFIED CLAIMS

     1.   PAYMENT OF ADMINISTRATIVE CLAIMS

          a.   ADMINISTRATIVE CLAIMS IN GENERAL

     Except as specified in this Section, unless otherwise agreed to by the holder of an Administrative Claim and the applicable Debtor, each holder of an Allowed Administrative Claim will receive, in full satisfaction of its Administrative Claim, Cash equal to the Allowed amount of such Administrative Claim either (i) on the Effective Date or (ii) if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which an order allowing such Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by New Globalstar and the holder of the Administrative Claim.

          b.   STATUTORY FEES

     On or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid in Cash equal to the amount of such Administrative Claims. All fees payable pursuant to 28 U.S.C. Section 1930 will be paid by the Debtors in accordance therewith until the closing of the Reorganization Cases pursuant to section 350(a) of the Bankruptcy Code.

          c.   ORDINARY COURSE LIABILITIES

     Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business will be paid by the applicable Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims, without any further action by the holders of such Administrative Claims.

     2.   PAYMENT OF PRIORITY TAX CLAIMS

          a.   PRIORITY TAX CLAIMS

     Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred Cash payments over a period not exceeding six years from the date of assessment of such Priority Tax Claim. Payments will be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at ___% per annum on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred Cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Priority Tax Claims). Unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor, the first payment on account of such Priority Tax Claim will be payable one year after the Effective Date or, if the Priority Tax Claim is not allowed within one year after the Effective Date, the first Quarterly Distribution Date after the date on which (i) an order allowing such Priority Tax Claim becomes a Final Order or (ii) a Stipulation of Amount and Nature of Claim is executed by New Globalstar and the holder of the Priority Tax Claim; provided, however, that New Globalstar will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty.

     b. OTHER PROVISIONS CONCERNING TREATMENT OF PRIORITY TAX CLAIMS

     Notwithstanding the provisions of Section IV.A.2.a, the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty (i) will be subject to treatment in Class 4 and (ii) the holder of an Allowed Priority Tax Claim will not assess or attempt to collect such penalty from the Debtors or their property.

     B. UNIMPAIRED CLASSES OF CLAIMS

     1. CLASS 1 (PRIORITY CLAIMS) ARE UNIMPAIRED. On the Effective Date or as soon thereafter as is practicable, each holder of an Allowed Claim in Class 1 will receive Cash equal to the amount of such Claim.

     2. CLASS 3 (SECURED CLAIMS) ARE UNIMPAIRED. On the Effective Date, unless otherwise agreed by a Claim holder and the applicable Debtor, each holder of an Allowed Claim in Class 3 will receive treatment on account of such Allowed Claim in the manner set forth in Option A or B below, at the election of the applicable Debtor. The applicable Debtor will be deemed to have elected Option B except with respect to any Allowed Claim as to which the applicable Debtor elects Option A in a certification Filed prior to the conclusion of the Confirmation Hearing.

     Option A: Allowed Claims in Class 3 with respect to which the applicable Debtor elects Option A will be paid in Cash, in full, by such Debtor, unless the holder of such Claim agrees to less favorable treatment.

     Option B: Allowed Claims in Class 3 with respect to which the applicable Debtor elects or is deemed to have elected Option B will be Reinstated.

     C. IMPAIRED CLASSES OF CLAIMS AND INTERESTS


     1. CLASS 2 CLAIMS (CONVENIENCE CLAIMS) ARE IMPAIRED. On the Effective Date or as soon thereafter as is practicable, each holder of an Allowed Claim or Claims in Class 2 will receive Cash equal to the aggregate amount of such Claims (as reduced, if applicable) in full and complete satisfaction of such holder's claim. Each holder of an Convenience Claim in Class 2 shall be entitled to vote to accept or reject the Plan.

     2. CLASS 4 CLAIMS (GENERAL UNSECURED CLAIMS) ARE IMPAIRED. Unless otherwise provided in this Plan, on the Effective Date, each holder of an Allowed Claim in Class 4 will be treated pari passu, and will receive on the Effective Date or as soon thereafter as is practicable, in full satisfaction of such Allowed Claim, its Pro Rata share, based upon the amount of each holder's Allowed Claim, of _______ shares of New Globalstar Common Stock (subject to the operation of Section V.A). Pursuant to Section V.C.1, any holder of an Allowed Claim in Class 4 that makes a Release Election must forfeit 22.5% of the aggregate New Globalstar Common Stock to which it would otherwise be entitled as a condition to receipt of a release pursuant to Section V.C hereof. Any such forfeited New Globalstar Common Stock will be allocated Pro Rata to the holders of Allowed Claims in Class 4 that have not elected to make a Release Election. _______ shares of New Globalstar Common Stock shall represent 97% of the outstanding shares of New Globalstar on the Effective Date prior to dilution for any Dilution Event. Each holder of an Allowed Claim in Class 4 shall be entitled to vote to accept or reject the Plan.

     3. CLASS 5 CLAIMS (INTERCOMPANY CLAIMS) ARE IMPAIRED. No property will be distributed to or retained by the Globalstar Entities on account of Claims in Class 5, and such Claims will be discharged as of the Effective Date. Notwithstanding this treatment of Class 5 Claims, each of the Globalstar Entities holding an Intercompany Claim in Class 5 will be deemed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

     4. CLASS 6 INTERESTS (GLP PARTNERSHIP INTERESTS) ARE IMPAIRED. No property will be distributed to or retained by the holders of Allowed Interests in Class 6, and such Interests will be canceled on the Effective Date. Each holder of the GLP Partnership Interests in Class 6 will be deemed to have rejected the Plan.

     5. CLASS 7: (INSURED CLAIMS CLASS) ARE IMPAIRED. Each holder of an Allowed Insured Claim is only entitled to payment from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Each holder of an Insured Claim in Class 7 shall be entitled to vote to accept or reject the Plan.

     D. SPECIAL PROVISIONS REGARDING THE INDENTURE TRUSTEE'S CLAIMS

     1. In full satisfaction of the Indenture Trustee's Claims, including Claims secured by the Indenture Trustee's charging lien under the Prepetition Indenture, the Indenture Trustee will receive from New Globalstar Cash equal to the amount of such Claims in accordance with the procedures established in this Section, and any charging lien held by the Indenture Trustee will be released as of the Effective Date, subject to the provisions of Section IV.D.3. Distributions received by holders of Allowed Claims in respect of Senior Notes pursuant to the Plan will not be reduced on account of the payment of the Indenture Trustee's Claims.

     2. Within 30 days after the Effective Date, the Indenture Trustee will submit to New Globalstar appropriate documentation in support of the fees and expenses incurred by the Indenture Trustee in connection with the Reorganization Cases through the Effective Date, whether incurred prior to or subsequent to the Petition Date, together with a detailed, reasonable estimate of any fees and expenses to be incurred following the Effective Date. Within ten Business Days after receiving this documentation, New Globalstar will place the amount of the Indenture Trustee's identified fees and expenses (including any reasonable estimated fees and expenses) in a segregated, interest bearing money market account. The Indenture Trustee's fees and expenses will be paid from this segregated account solely in accordance with the procedures set forth in this Section.

     3. The Confirmation Order will provide that the Indenture Trustee's charging lien will attach solely to the Cash placed in the segregated account established pursuant to Section IV.D.2 until the funds in that account are distributed in accordance with this Section.

     4. No later than 30 days after New Globalstar fund the segregated account pursuant to Section IV.D.2, the Indenture Trustee will (a) File a motion with the Bankruptcy Court seeking approval of its fees and expenses incurred through the Effective Date under the terms of the Prepetition Indenture and (b) serve such motion on New Globalstar, the record holders of the Senior Notes as of the Distribution Record Date, Loral and the United States Trustee. The Bankruptcy Court will approve the fees and expenses requested in such motion to the extent that such amounts are reasonable and appropriate under the terms of the Prepetition Indenture, which, notwithstanding the cancellation of the Prepetition Indenture pursuant to Section V.E, will govern this determination. The Indenture Trustee's request for approval of its fees and expenses will not be subject to the additional standards contained in section 503(b) of the Bankruptcy Code. Promptly upon approval by the Bankruptcy Court, the Indenture Trustee's approved fees and expenses for the period prior to the Effective Date will be treated as Allowed Claims and will be paid from the segregated account established pursuant to Section IV.D.2, plus any interest earned thereon.

     5. The Indenture Trustee's fees and expenses for the period after the Effective Date will be paid by New Globalstar on each Quarterly Distribution Date from the funds in the segregated account established pursuant to Section IV.D.2, plus any interest earned thereon, without any further approval of the Bankruptcy Court, upon the receipt of appropriate supporting documentation from the Indenture Trustee; provided, however, that, if New Globalstar and the Indenture Trustee cannot agree on the amount of the reasonable fees and expenses for a particular period, the Indenture Trustee may File a motion within 30 days after the applicable Quarterly Distribution Date seeking a determination by the Bankruptcy Court of the Allowed amount of such fees and expenses. The
Bankruptcy Court will approve the fees and expenses requested in any such motion to the extent that such amounts are reasonable and appropriate under the terms of the Prepetition Indenture, which, notwithstanding the cancellation of the

Prepetition Indenture pursuant to Section V.E, will govern this determination. Promptly upon approval by the Bankruptcy Court, the Indenture Trustee's approved fees and expenses for the applicable period will be paid from the segregated account established pursuant to Section IV.D.2, plus any interest earned thereon.

     6. Any amounts remaining in the segregated account established pursuant to Section IV.D.2 on the later of (a) the date that all of the Indenture Trustee's fees and expenses have been paid, as certified by the Indenture Trustee in a written notice to New Globalstar, and (b) the second anniversary of the Effective Date will be immediately returned to New Globalstar.

     7.   If the funds in the segregated account established pursuant to
Section IV.D.2 are insufficient to satisfy all of the Indenture Trustee's fees and expenses incurred after the Effective Date or if the segregated account otherwise is closed pursuant to Section IV.D.6, the Indenture Trustee may seek the payment of any additional amounts directly from New Globalstar in accordance with the procedures described in Section IV.D.5.

                 ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN

     A.   IMPLEMENTATION OF THE PLAN

     1.   CHANGES TO ORGANIZATIONAL STRUCTURE

          a.    TRANSFER OF ASSETS TO NEW GLOBALSTAR

          (i) On the Effective Date, each of GLP and the GLP Subsidiary Debtors will assign, transfer, and deliver to New Globalstar, free and clear of all liens, claims, and encumbrances (including all Claims), all of its respective right, title, and interest in, to, and under all rights, properties, and assets of every kind and character and description wherever located and whether tangible or intangible, real or personal, or fixed or contingent then owned, held, used, licensed, conceived, or developed by it. New Globalstar will not assume or otherwise be liable for any obligations of or Claims against GLP or any of its Subsidiary Debtors but will make the payments provided for hereunder.

          (ii) On the Effective Date, L/Q Licensee, Inc. will transfer to New Globalstar the FCC License.

          (iii) On the Effective Date, Loral will assign, transfer, and deliver to New Globalstar, free and clear of all liens, claims, and encumbrances (including all Claims), all right, title, and interest in and to, or will cause the appropriate affiliates thereof to, the 49.9% of ATSS/Loral and 49% of the GLSC not owned by Globalstar.

          b.   RESTRUCTURING TRANSACTIONS

          (i) On or after the Confirmation Date, the applicable Debtors shall effectuate the Restructuring Transactions, which shall include, among other things, the transactions described in Exhibit 1.A.106, and may take such other actions as may be necessary or appropriate to effect a restructuring of their respective businesses or to simplify the overall corporate structure of the Debtors. Such transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations, or dissolutions, as may be determined by the Debtors to be necessary or appropriate. The actions to effect these transactions may include:
(a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms hereof and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms hereof and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

                    (ii) The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations, or dissolutions, as may be determined by the Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Debtors vesting in New Globalstar or a wholly-owned subsidiary of New Globalstar. In each case in which New Globalstar or a wholly-owned subsidiary of New Globalstar is a successor to a Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Debtor pursuant to the terms hereof to pay or otherwise satisfy the Allowed Claims against such Debtor.

                    c. CANCELLATION OF GLP PARTNERSHIP INTERESTS AND DISSOLUTION OF GLP

          On the Effective Date, all GLP Partnership Interests will be cancelled for no consideration. On or as promptly as practicable following the Effective Date, GLP will be dissolved.

                    d. CANCELLATION OF COMMON STOCK OF GLP SUBSIDIARY DEBTORS AND DISSOLUTION OF GLP SUBSIDIARY DEBTORS.

          On the Effective Date, all Common Stock of GLP Subsidiary Debtors will be cancelled for no consideration. On or as promptly as practicable following the Effective Date, GLP Subsidiary Debtors will be dissolved.

          2.        ISSUANCE AND RESERVATION OF NEW GLOBALSTAR COMMON STOCK

                    a. ISSUANCE OF SHARES OF NEW GLOBALSTAR COMMON STOCK FOR GENERAL UNSECURED CREDITORS AND LORAL.

                    On the Effective Date, New Globalstar shall issue _____ shares of the New Globalstar Common Stock on account of the General Unsecured Claims (including Allowed and Disputed Claims) in Class 4 and ___ shares of the New Globalstar Common Stock to Loral on account of the contribution of the Loral Canadian

Interest, which will represent 97% and 3%, respectively, of the New Globalstar Common Stock outstanding on the Effective Date prior to dilution for any Dilution Event.

               b. RESERVATION OF SHARES OF NEW GLOBALSTAR COMMON STOCK FOR IGO OPTION PLAN

               On the Effective Date, New Globalstar will reserve ______ shares of New Globalstar Common Stock for issuance upon the exercise of options to be issued by New Globalstar to IGOs to purchase up to 5% of New Globalstar Common Stock, prior to any Dilution Event for the Management Option Plan. All other terms and conditions with respect to the IGO Option Plan shall be determined by the Board of Directors of New Globalstar.

               c. RESERVATION OF SHARES OF NEW GLOBALSTAR COMMON STOCK FOR MANAGEMENT OPTION PLAN

               On the Effective Date, New Globalstar will reserve ______ shares of New Globalstar Common Stock for issuance upon the exercise of options to be issued by New Globalstar to the management personnel (including Russell Mack, in his capacity as the Chairman of the management committee) to purchase an aggregate of up to 10% of the common stock of NewCo. All other terms and conditions, including the amount, the exercise price, the timing, and the vesting schedule, with respect to the Management Option Plan shall be determined by the Board of Directors of New Globalstar.

               d. RESERVATION OF SHARES OF NEW GLOBALSTAR COMMON STOCK FOR EMPLOYEE RETENTION PROGRAM

               On the Effective Date, New Globalstar will reserve ______ shares of New Globalstar Common Stock for issuance pursuant to the Employee Retention Program, but only to the extent that the conditions to the Employee Retention Program for issuance of Equity Interests thereunder are satisfied.

               e.   RIGHTS OFFERING

               On the Effective Date, New Globalstar will reserve ______ shares of New Globalstar Common Stock for issuance upon the exercise of options to be rights to be issued by New Globalstar in the Rights Offering to holders of capital stock of GTL and holders of Claims in Class 4 that are Allowed Claims prior to the commencement of the Rights Offering. [As promptly as practicable after the Effective Date,] New Globalstar will file with the Securities and Exchange Commission a registration statement, on the appropriate form, under the Securities Act of 1933 to effect the Rights Offering and will use its commercially reasonable efforts to have the registration statement declared effective as promptly practicable thereafter. The Rights Offering will be made on substantially the terms set forth in Exhibit V.A.3.a.1.

               f. ISSUANCE OF SHARES OF NEW GLOBALSTAR COMMON STOCK FOR LENDER(S) UNDER THE EXIT FACILITY

               To the extent that, as of the Effective Date, the Exit Facility shall have been entered into by New Globalstar and the lender(s) under the Exit Facility, New Globalstar shall, on the Effective Date, issue ______ shares of the New Globalstar Common Stock for the account of the lender(s) of the Exit Facility.

          3.   GOVERNANCE OF NEW GLOBALSTAR

               a.   CONSTITUENT DOCUMENTS.

               As of the Effective Date, the certificate of incorporation and the bylaws of New Globalstar will be substantially in the forms of Exhibits V.A.3.d.1 and V.A.3.d.2, respectively. The certificate of incorporation of New Globalstar, among other things, will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code and will authorize the issuance of New Globalstar Common Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated hereby. After the Effective Date, New Globalstar may amend and restate its certificate of incorporation or bylaws as permitted by the General Corporation Law of the State of Delaware, subject to the terms and conditions of such constituent documents.

               b.   BOARD COMPOSITION OF NEW GLOBALSTAR; GOVERNANCE.

               As of the Effective Date, the initial board of directors of New Globalstar will consist of five individuals as listed in Exhibit V.A.3.a.2, three to be designated by the Creditors Committee and two to be designated by Loral (including Russell Mack as one of such initial designees), with full designation to occur not later than the Confirmation Hearing Date. If the QUALCOMM/Globalstar New Contracts have been signed prior to the Confirmation Hearing Date, the board of directors of New Globalstar will consist of five individuals, three to be designated by the Creditors Committee, one to be designated by Loral (which initially will be Russell Mack) and one to be designated by QUALCOMM, with full designation to occur not later than the Confirmation Hearing Date.

               c.   MANAGEMENT OF NEW GLOBALSTAR

               (i) As of the Effective Date, New Globalstar and Loral will enter into a Management Services Agreement in substantially the form of Exhibit V.A.3.(i), which provides that the operating management of New Globalstar will be directed by a management committee formed by Loral;

               (ii) Through the management committee, Loral will provide strategic direction as well as operating management in connection with the day-to-day operations of New Globalstar in a fashion consistent with the exercise of management, oversight and review functions previously performed for Globalstar by Loral through LQP;

               (iii) The Chairman of the management committee will be Russell Mack, who will have general control of and supervision over the business and affairs of New Globalstar; and

               (iv) The CEO and other officers of New Globalstar will report to the management committee, which will be subject to the authority of, and report to, the board of directors of New Globalstar on all matters.

     B.   PRESERVATION OF RIGHTS OF ACTION AND RELEASES

     1.   PRESERVATION OF RIGHTS OF ACTION BY THE DEBTORS AND NEW GLOBALSTAR

     Except as provided herein or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, New Globalstar will retain and may enforce any and all Causes of Actions that any Debtor or Estate may hold against any entity, including actions for equitable subordination and recharacterization of claims and the Recovery Actions against any Person to the extent not released under Section V.C hereof. New Globalstar may pursue such retained Causes of Actions, as appropriate, in accordance with the best interests of New Globalstar. Further, New Globalstar retains its rights to File and pursue any adversary proceedings against any trade creditor or vendor related to debit balances or deposits owed to any Debtor. Notwithstanding the foregoing, no Causes of Action and/or Recovery Actions may be asserted against any Entity and/or Person released pursuant to the Plan and/or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan.

     2.   RESERVATION OF RIGHTS

     Notwithstanding anything to the contrary herein, all rights of the parties of the MOU in respect of the following agreements shall be reserved in full: (i) the Strategic Agreement, dated as of March 23, 1994, between Loral/QUALCOMM Partnership, L.P. and Airtouch Communications (now Globalstar USA, LLC), (ii) the Memorandum of Understanding - US Government and Aviation between GUSA and Loral/QUALCOMM Partnership, dated as of November 1999, and (iii) Globalstar Service Reseller Agreement between Globalstar USA, Inc. and Government Services, L.L.C., dated as of April 1, 2000.

     C.   RELEASES; INDEMNIFICATION

     1.   RELEASES

          a.   RELEASES BY DEBTORS, NEW GLOBALSTAR AND ESTATES.

     As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each of the Debtors, in their individual capacities and as Debtors-in-Possession, for and on behalf of the Estates, and any Person that may assert a Cause of Action and/or a Recovery Action derivatively, and New Globalstar shall release and discharge, absolutely, unconditionally, irrevocably and forever, and shall be permanently enjoined from any prosecution or attempted prosecution of, any and all Causes of Action and/or Recovery Actions arising from the beginning of time through the Effective Date against (i) any Representative, (ii) the Loral Entities, (iii) Vodafone, (iv) any member of the Creditors Committee, and (v) any other Person that makes a Release Election, in any way directly or indirectly relating to or concerning the Debtors, including, without limitation, their management and operations, the Reorganization Cases or the Plan; provided, however, that the foregoing shall not operate as a waiver of or release from (x) subject to applicable rights of offset, if any, commercial claims, loans and trade obligations owed to the Debtors by the entities and Persons identified in subclauses (i) through (v) of this Section and (y) the obligations of the Loral Entities described in subparagraphs (iii) and (v) of the "Contributing Service Providers" section of the MOU.

          b.   RELEASES BY NON-DEBTOR SUBSIDIARIES.

          As of the Effective date, for good and valuable consideration, the adequacy of which is hereby confirmed, each of the Non-Debtor Subsidiaries shall release and discharge, absolutely, unconditionally, irrevocably and forever, shall covenant not to sue on account of, and shall be permanently enjoined from any prosecution or attempted prosecution of, any and all Causes of Action and/or Recovery Actions arising from the beginning of time through the Effective Date against (i) any Representative, (ii) the Loral Entities, (iii) Vodafone, (iv) any member of the Creditors Committee, and (v) any other Person that makes a Release Election, in any way directly or indirectly relating to or concerning the Debtors and/or the Non-Debtor Subsidiaries, including, without limitation, their management and operations, the Reorganization Cases or the Plan, provided, however, that the foregoing shall not operate as a waiver of or release from (x) subject to applicable rights of offset, if any, commercial claims, loans and trade obligations owed to the Debtors by the entities and Persons identified in subclauses (i) through (v) of this Section and (y) the obligations of the Loral Entities described in subparagraphs (iii) and (v) of the "Contributing Service Providers" section of the MOU.

          c.   OTHER RELEASES.

          Each holder of a Claim (whether or not Allowed) against or Equity Interests or GLP Partnership Interests in the Debtors, the Estates or New Globalstar, and each Person participating in exchanges and distributions under or pursuant to the Plan, shall be enjoined from commencing and continuing any Cause of Action, Recovery Action, employment of process or act to collect, offset or recover and shall release any Claim or Cause of Action and/or Recovery Action arising from the beginning of time through the Effective Date against (i) the Debtors, (ii) any Representative, (iii) the Loral Entities, (iv) Vodafone,
(v) any member of the Creditors Committee, (vi) New Globalstar, and (vii) any other Person that makes a Release Election, in any way directly or indirectly relating to or concerning the Debtors, including, without limitation, their management and operations, the Reorganization Cases or the Plan.

     2.   INDEMNITY.

          a.   INDEMNITY BY NON-DEBTORS

          Notwithstanding the foregoing, in connection with the capitalization of New Globalstar, the Contributing Service Providers will be required to provide an indemnity from a creditworthy party for the benefit of GLP or New Globalstar and their affiliates, as applicable, with respect to any and all liabilities not expressly transferred to or assumed by New Globalstar.

          b.   INDEMNITY BY NEW GLOBALSTAR

          Nothing contained in the Plan shall prohibit or in any manner limit the right or ability of any of the Debtors' officers, directors and members of the General Partners' Committee to enforce his, her, their or its rights against the insurer under any and all applicable policies of insurance (whether such policies were arranged and paid for by the Debtors or New Globalstar or by any Entity or Person or otherwise) and any and all such rights shall be and hereby are expressly preserved (i) to the extent of available insurance coverage and
(ii) for purposes of defense and offset against any claims asserted against such officers, directors and members of the General Partners Committee; provided, however, that such directors, officers and members of the General Partners Committee shall have no right to any affirmative recovery from the Debtors on account of indemnification claims that are not Allowed claims as of the Effective Date of the Plan.

     3. INJUNCTION RELATED TO RELEASES

     Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold any Causes of Action and/or Recovery Actions against any of the entities and Persons released pursuant to the provisions of the Plan are permanently enjoined from and after the Confirmation Date from the prosecution, whether directly, indirectly, derivatively or otherwise, of any such Causes of Action and/or Recovery Actions released, discharged or terminated pursuant to the provisions of the Plan.

     4. SETOFF

     To the extent amounts due to GLP from Globalstar Canada in connection with the Gateway Procurement Contract are attributable to Loral's ownership interest in Globalstar Canada, such amounts, not to exceed $2.5 million, shall be subject to offset against amounts otherwise payable prior to the Petition Date by GLP or any of its subsidiaries to Loral or any of its subsidiaries.

     Nothing herein shall prejudice (i) any rights of setoff held by Loral and its affiliates in respect of any claims by or against GLP or any of its affiliates, nor (ii) the right, if any, of any party to contest any such alleged setoff rights except as otherwise provided in this Section.

     5. NON-SEVERABLE

     The release provisions of the Plan (specifically, Section V.C of the Plan) are an integral and material component of the compromises and settlements embodied in the Plan and are not severable from the other terms and provisions of the Plan.

          D. CONTINUATION OF CERTAIN EMPLOYEE, RETIREE AND WORKERS' COMPENSATION BENEFITS

          1.   EMPLOYEE BENEFITS

          From and after the Effective Date, New Globalstar intend to continue (or continue as modified or replaced) the Debtors' existing employee benefit policies, plans and agreements identified on Exhibit V.A.3.b, including without limitation: (a) medical, dental, life, travel accident and accidental death and dismemberment insurance; (b) paid leave (which incorporates sick, personal, military and jury duty leave), short-term disability pay and long-term disability insurance; (c) vacation and holiday pay; (d) bonus and severance programs; and (e) tuition assistance policies; (f) savings plan; (g) employee assistance program and (h) other optional employee paid programs that may be offered. Notwithstanding the foregoing, New Globalstar intends to continue sponsoring the Debtors' Pension Plan from and after the Effective Date and complying with all legal requirements applicable thereto. The Debtors' Pension Plans retain the right to seek available remedies under applicable law against New Globalstar arising from (a) the failure to comply with the minimum funding standards of the Internal Revenue Code and ERISA; (b) the failure to pay required premiums to the Chase Bank; (c) any unfunded benefit liabilities in the event of the termination of the Debtors' Pension Plan; or (d) any other violation of Title IV of the ERISA.

          2.   RETIREE BENEFITS

          From and after the Effective Date, New Globalstar will be obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) and any similar health, disability or death benefits in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits, subject to any rights to amend, modify or terminate such benefits under the terms of the applicable retiree benefits plan, other agreement or applicable non-bankruptcy law.

          3.   WORKERS' COMPENSATION BENEFITS

          From and after the Effective Date, New Globalstar will continue to reimburse the State of California as insurance carrier for the payment of Claims arising before or after the Petition Date under the Debtor's workers' compensation programs in which the Debtors participate in accordance with the Workers' Compensation Order.

          E. CANCELLATION AND SURRENDER OF INSTRUMENTS, SECURITIES AND OTHER DOCUMENTATION

          Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article IV, the Senior Notes, Prepetition Indenture, Vendor Financing Agreement, Prepetition Credit Facility and any other prepetition debt instruments will be canceled and of no further force and effect, without any further action on the part of any Debtor or New Globalstar. The GLP Partnership Interests and Equity Interests shall be deemed canceled and of no further force and effect on the Effective Date. The holders of or parties to such canceled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan will be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until such instruments or securities are received by the applicable Disbursing Agent to the extent required in Section VII.I.

     F.   RELEASE OF LIENS

          Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article IV, all mortgages, deeds of trust, liens or other security interests against the property of any Estate will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will revert to New Globalstar and its successors and assigns.

     G. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES

          The Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Senior Vice President or any Vice President of each Debtor or New Globalstar will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The Secretary or any Assistant Secretary of each Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the following shall not be subject to any stamp, real estate, transfer, mortgage recording, or other similar tax: (1) the issuance, transfer or exchange of New Globalstar Common Stock or other securities; (2) the creation of any mortgage, deed of trust, lien or other security interest; (3) the making or assignment of any lease or sublease; or (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including, without limitations, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; or assignments executed in connection with any Restructuring Transaction pursuant to the Plan.


                  ARTICLE VI  TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

     A. EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED OR ASSUMED AND ASSIGNED

     1.   ASSUMPTION AND ASSIGNMENT GENERALLY

     Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the

Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors will assume or assume and assign, as indicated, each of the other Executory Contracts and Unexpired Leases listed on Exhibit VI.A.1; provided, however, that New Globalstar reserves the right, at any time prior to the Effective Date, to amend Exhibit VI.A.1 to: (a) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to Section VI.C or (b) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption or assumption and assignment pursuant to this Section. New Globalstar will provide ____ days notice of any amendments to Exhibits VI.A.1 and VI.C to the parties to the Executory Contracts or Unexpired Leases affected thereby and to the parties on the then-applicable service list in the Reorganization Cases (including counsel to the Creditors Committee). Each contract and lease listed on Exhibit VI.A.1 will be assumed only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit VI.A.1 will not constitute an admission by a Debtor that such contract or lease (including any related agreements as described in Sections VI.A.2) is an Executory Contract or Unexpired Lease or that a Debtor has any liability thereunder.

          2. ASSUMPTIONS AND ASSIGNMENTS OF REAL PROPERTY EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          Each Real Property Executory Contract and Unexpired Lease listed on
Exhibit VI.A.1 will include any modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such contract or lease, irrespective of whether such agreement, instrument or other document is listed on Exhibit VI.A.1, unless any such modification, amendment, supplement, restatement or other agreement is rejected pursuant to Section J and is listed on Exhibit VI.A.1.

          3.   ASSIGNMENTS RELATED TO THE RESTRUCTURING TRANSACTIONS

          As of the effective time of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease (including any related agreements as described in Sections VI.A.2) to be held by New Globalstar in the Restructuring Transactions will be deemed assigned to New Globalstar, pursuant to section 365 of the Bankruptcy Code.

          4.   APPROVAL OF ASSUMPTIONS AND ASSIGNMENTS

          The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions and assignments described in this Section, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing notice to each party whose Executory Contract or Unexpired Lease is being assumed or assumed and assigned pursuant to the Plan of: (a) the contract or lease being assumed or assumed and assigned; (b) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and
(c) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim.

     B. PAYMENTS RELATED TO THE ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of New Globalstar assuming such contract or lease or the assignee of such Debtor, if any: (1) by payment of the Cure Amount Claim in Cash on the Effective Date or (2) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. If there is a dispute regarding: (1) the amount of any Cure Amount Claim, (2) the ability of New Globalstar or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy
Code) under the contract or lease to be assumed or (3) any other matter pertaining to assumption or assumption and assignment of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption. For assumptions of Executory Contracts or Unexpired Leases, New Globalstar may cure any monetary default (1) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate) or (2) through an intercompany account balance in lieu of payment in Cash.

     C.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED

     On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Section VI.A.1 (including any related agreements assumed pursuant to Sections VI.A.2), each Executory Contract and Unexpired Lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code. The Executory Contracts and Unexpired Leases to be rejected will include the Executory Contracts and Unexpired Leases listed on Exhibit VI.C. Each contract and lease listed on
Exhibit VI.C will be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit J will not constitute an admission by a Debtor that such contract or lease (including related agreements as described in Section VI.A.2) is an Executory Contract or Unexpired Lease or that a Debtor has any liability thereunder. Any Executory Contract and Unexpired Lease not listed on Exhibit VI.A.1 and not previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court will be rejected irrespective of whether such contract is listed on Exhibit VI.C. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

     D.   SPECIAL EXECUTORY CONTRACT AND UNEXPIRED LEASE ISSUES

     1.   OBLIGATIONS TO INDEMNIFY DIRECTORS, OFFICERS AND EMPLOYEES

          a. Subject to the provisions of Section XIV.B, the obligations of New Globalstar to indemnify any Person serving as one of its directors, officers or employees or as a member of the General Partners Committee as of or following the Petition Date by reason of such Person's prior or future service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the applicable certificates of incorporation, bylaws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with any applicable Debtor or Debtor in Possession, will be deemed and treated as executory contracts that are assumed by the applicable Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date but only
(a) to the extent of available D&O insurance coverage and (b) for purposes of defense and offset against any claims asserted against such officers and directors; provided, however, that such directors and officers, employees and members of the General Partners Committee shall have no right to receive any affirmative recovery from any Debtor on account of such indemnification claims that are not Allowed Claims as of the Effective Date of the Plan.

                  E.       CONTRACTS AND LEASES ENTERED INTO AFTER THE PETITION
                           DATE

                  Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order and the rights and obligations of any Debtor thereunder shall be transferred and assigned to New Globalstar as of the Effective Date.

                 ARTICLE VII PROVISIONS GOVERNING DISTRIBUTIONS

                  A.       DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE
                           DATE

                  1.       DISTRIBUTIONS TO BE MADE ON THE EFFECTIVE DATE

                  Except as otherwise provided in this Article VII, distributions of Cash or New Globalstar Common Stock to be made on the Effective Date to holders of Claims that are Allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (a) 45 days after the Effective Date or (b) such later date when the applicable conditions of Section VI.B (regarding cure payments for Executory Contracts and Unexpired Leases being assumed), Section VIII.D.2 (regarding undeliverable distributions) or Section
VII.1 (regarding surrender of canceled instruments and securities) are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Section VIII.E.

                  B.       METHOD OF DISTRIBUTIONS TO HOLDERS OF CLAIMS

                  New Globalstar will make all distributions of Cash, New Globalstar Common Stock and other instruments or documents required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. New Globalstar may, at its option, employ the Indenture Trustee to act as the Disbursing Agent in respect of Class 4 Claims.

                  C. COMPENSATION AND REIMBURSEMENT FOR SERVICES RELATED TO DISTRIBUTIONS

                  Each Third Party Disbursing Agent providing services related to distributions pursuant to the Plan will receive from New Globalstar, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with New Globalstar and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims (including any distributions of Cash Investment Yield) receiving distributions from a Third Party Disbursing Agent.

                  D. DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

                  1.       DELIVERY OF DISTRIBUTIONS

                           a.       GENERALLY

                  Except as provided in Section VII.I, distributions to holders of Allowed Claims will be made by a Disbursing Agent (a) at the addresses set forth on the respective proofs of Claim Filed by holders of such Claims; (b) at the addresses set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of Filing of any related proof of Claim; or (c) at the addresses reflected in the applicable Debtor's Schedules if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address.

                           b. SPECIAL PROVISIONS FOR DISTRIBUTIONS TO HOLDERS OF SENIOR NOTE CLAIMS

                  Subject to the requirements of Section VIII.I, distributions to holders of Allowed Senior Note Claims will be made by a Disbursing Agent to the record holders of the Senior Notes as of the Distribution Record Date, as identified on a record holder register to be provided to the Disbursing Agent by the Indenture Trustee within five Business Days after the Distribution Record Date. This record holder register (i) will provide the name, address and holdings of each respective registered holder of Senior Notes as of the Distribution Record Date and (ii) must be consistent with the Indenture Trustee's Allowed proof of Claim. Each entry on the record holder register will be treated as an Allowed Class 4 Claim for purposes of distributions made pursuant to this Article VII.

                  2.       UNDELIVERABLE DISTRIBUTIONS HELD BY DISBURSING AGENTS

                           a. HOLDING AND INVESTMENT OF UNDELIVERABLE DISTRIBUTIONS; UNDELIVERED NEW GLOBALSTAR COMMON STOCK

                           (i) If any distribution to a holder of an Allowed
Claim is returned to a Disbursing Agent as undeliverable, no further distributions will be made to such holder unless and until the applicable Disbursing Agent is notified by written certification of such holder's then-current address. Subject to Section VII.I, undeliverable distributions will remain in the possession of the applicable Disbursing Agent pursuant to this Section until such time as a distribution becomes deliverable. Undeliverable Cash (including dividends or other distributions on account of undeliverable New Globalstar Common Stock) will be held in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of such funds. Any Disbursing Agent holding undeliverable Cash will invest such Cash in a manner consistent with the Debtors' investment and deposit guidelines. Undeliverable New Globalstar Common Stock will be held by the applicable Disbursing Agent for the benefit of the potential claimants of such securities.

                           (ii) On each anniversary of the Effective Date that
undeliverable distributions are being held on behalf of holders of Senior Note Claims, the applicable Disbursing Agent will File with the Bankruptcy Court a list identifying all such holders.

                           b.       AFTER DISTRIBUTIONS BECOME DELIVERABLE

                           On each Quarterly Distribution Date, the applicable
Disbursing Agents will make all distributions that become deliverable to holders of Allowed Claims during the preceding calendar quarter. Each such distribution will include, to the extent applicable, a Pro Rata share of dividends or other distributions, if any, that were previously paid to the Disbursing Agent in respect of any New Globalstar Common Stock included in such distribution.

                           c.       FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS

                           Any holder of an Allowed Claim that does not assert a
claim pursuant to the Plan for an undeliverable distribution to be made by a Disbursing Agent within two years after the later of (i) the Effective Date and
(ii) the last date on which a distribution was deliverable to such holder will have its claim for such undeliverable distribution discharged and will be forever barred from asserting any such claim against New Globalstar or its property. In such cases with respect to Allowed Claims in Class 4, (i) unclaimed Cash and New Globalstar Common Stock will be retained for redistribution to holders of Allowed Claims in such Class, pursuant to Section VIII.E, and (ii) for purposes of this redistribution, each Allowed Claim in Class 4 for which such distributions are undeliverable will be deemed disallowed in its entirety. In such cases with respect to Allowed Claims in any other Class, unclaimed Cash will become property of New Globalstar, free of any restrictions thereon. Nothing contained in the Plan will require any Debtor or Disbursing Agent to attempt to locate any holder of an Allowed Claim.

                  E.       DISTRIBUTION RECORD DATE

                  As of the close of business on the Distribution Record Date, the respective transfer registers for the Senior Notes, as maintained by the Debtors or the Indenture Trustee, will be closed. The applicable Disbursing Agent will have no obligation to recognize the transfer or sale of any Senior Note Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders of Senior Note Claims who are holders of such Claims as of the close of business on the Distribution Record Date.

                  Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims in Class 4 that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

                  F.       MEANS OF CASH PAYMENTS

                  Except as otherwise specified herein, Cash payments made pursuant to the Plan will be in U.S. currency by checks drawn on a domestic bank selected by the applicable Debtor or New Globalstar or, at the option of the applicable Debtor or New Globalstar, by wire transfer from a domestic bank; provided, however, that Cash payments to foreign holders of Allowed Trade
Claims may be made, at the option of the applicable Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

                  G.       TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

                  1.       ALLOWED CLAIMS IN CLASSES OTHER THAN CLASS 4

                  Subject to Section VII.A, on the Effective Date, each holder of an Allowed Claim in a Class other than Class 4 will receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. On each Quarterly Distribution Date, distributions also will be made, pursuant to Section VIII.E, to holders of Disputed Claims in any such Class that were allowed during the preceding calendar quarter. Such quarterly distributions also will be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

                  2.       ALLOWED CLAIMS IN CLASS 4

                  Notwithstanding any other provision of the Plan, only whole numbers of shares of New Globalstar Common Stock will be issued. When any distribution on account of an Allowed Claim in Class 4 would otherwise result in the issuance of a number of shares of New Globalstar Common Stock that is not a whole number, the actual distribution of shares of such stock will be rounded to the next higher or lower whole number as follows: (a) fractions equal to or greater than 1/2 will be rounded to the next higher whole number and (b) fractions less than l/2 will be rounded to the next lower whole number. The total number of shares of New Globalstar Common Stock to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding provided for in this Section. No consideration will be provided in lieu of fractional shares that are rounded down. Each share of New Globalstar Common Stock distributed pursuant to the Plan will be accompanied by certain purchase rights in the Rights Offering.

                  3.       COMPLIANCE WITH TAX REQUIREMENTS

                  a. In connection with the Plan, to the extent applicable, each Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                  b. Notwithstanding any other provision of the Plan, each entity receiving a distribution of Cash or New Globalstar Common Stock pursuant to the terms hereof will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding and other Tax obligations.

                  H.       SETOFFS

                  1. Nothing contained in the Plan shall prejudice (i) any rights of setoff held by Loral and its affiliates in respect of any claims by or against GLP or any of its affiliates, nor (ii) the right, if any, of any party to contest any such alleged setoff rights except as otherwise provided in this Section.

                  2. As of the date that the QUALCOMM/Globalstar New Contracts are signed, QUALCOMM's fixed, liquidated aggregate claim against Globalstar shall be estimated. The estimate shall exclude contingent and unliquidated amounts owing to QUALCOMM under executory or other contracts. Nothing herein shall prejudice (i) any rights of set off held by QUALCOMM in respect of any claims by or against GLP or any of its affiliates, nor (ii) the right, if any, of any party to contest any such alleged setoff rights.

                  3. Except with respect to claims of a Debtor released pursuant to Section V.C. or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan or as otherwise provided in Section V.C, the Debtors or, as instructed by the applicable Debtor, a Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim) the claims, rights and causes of action of any nature that the applicable Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the applicable Debtor of any claims, rights and causes of action that the Debtor may possess against such a Claim holder.

                  I.       SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES

                  As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the notes, instruments, securities or other documentation canceled pursuant to Section VI.E, the holder of such Claim must tender, as specified in this Section, the applicable notes, instruments, securities or other documentation evidencing such Claim to the applicable Disbursing Agent, together with any letter of transmittal required by such Disbursing Agent. Pending such surrender, any distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable distribution pursuant to Section VII.D.2.

                  1.       TENDER OF SENIOR NOTES

                  Except as provided in Section VII.I.2 for lost, stolen, mutilated or destroyed Senior Notes, each holder of an Allowed Senior Note Claim must tender the applicable Senior Notes to the applicable Disbursing Agent in accordance with a letter of transmittal to be provided to such holders by the Disbursing Agent as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Senior Notes to act and the authenticity of any signatures required thereon. All surrendered Senior Notes will be marked as canceled and delivered to New Globalstar.

                  2.       LOST, STOLEN, MUTILATED OR DESTROYED SENIOR NOTES

                  Any holder of an Allowed Senior Note Claim with respect to which the underlying Senior Note has been lost, stolen, mutilated or destroyed must, in lieu of surrendering such Senior Note, deliver to the applicable Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and New Globalstar, as applicable, harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Senior Note. Upon compliance with this Section by a holder of an Allowed Senior Note Claim, such holder will, for all purposes under the Plan, be deemed to have surrendered the applicable Senior Note.

                  3.       FAILURE TO SURRENDER SENIOR NOTES

                  Any holder of an Allowed Senior Note Claim that fails to surrender or be deemed to have surrendered the applicable Senior Notes within two years after the Effective Date will have its right to distributions pursuant to the Plan on account of such Senior Note Claim discharged and will be forever barred from asserting any such Claim against New Globalstar or its property. In such case, any Cash or New Globalstar Common Stock held for distribution on account of such Senior Note Claim will be treated pursuant to the provisions set forth in Section VII.D.2.

              ARTICLE VIII PROCEDURES FOR RESOLVING DISPUTED CLAIMS
                                 UNDER THIS PLAN

                  A.       PROSECUTION OF OBJECTIONS.

                  On and after the Effective Date, New Globalstar will have the authority and exclusive right to file, settle, compromise, withdraw or litigate to judgment objections to the allowance of Claims and Equity Interests, whether arising before or after the Petition Date, filed with the Bankruptcy Court to which New Globalstar, as agent for the Debtors, disputes liability in whole or part. Unless another date is established by order of the Bankruptcy Court, all objections to Claims and Equity Interests shall be filed and served on the holders of such Claims and Equity Interests by the later of (i) the Effective Date and (ii) sixty (60) days after proof of such Claim or Equity Interests is filed by the holder thereof.

                  B.       NO DISTRIBUTIONS PENDING ALLOWANCE.

                  Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of the portion of such Claim that is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim, but the payment or distribution provided hereunder shall be made on account of the portion of such Claim that is an Allowed Claim.

                  C.       DISPUTED ADMINISTRATIVE CLAIMS CASH RESERVE.

                  1. ESTIMATION. For purposes of effectuating the reserve provisions of the Plan and the allocations and distributions to holders of Allowed Administrative Claims, the Bankruptcy Court will, on or prior to the Effective Date, pursuant to section 502 of the Bankruptcy Code, fix or liquidate the amount of any contingent or unliquidated Administrative Claim not otherwise treated under this Plan or, in lieu thereof, the Bankruptcy Court will determine the maximum contingent or unliquidated amount for such Claim, which amount will be the maximum amount in which such Claim ultimately may be Allowed under this Plan, if such Claim is Allowed in whole or part.

                  2. CREATION OF RESERVE. On the Effective Date, the Disbursing Agent shall deposit in one or more segregated accounts as the Disputed Administrative Claims Cash Reserve an amount of Cash required to pay in full all Disputed Administrative Claims without interest thereon. The Cash held in the Disputed Administrative Claims Cash Reserve shall be held in trust for the benefit of holders of such Disputed Claims pending determination of their entitlement thereto.

                  D.       DISPUTED CLAIMS EQUITY RESERVE.

                  1. ESTIMATION. For purposes of effectuating the reserve provisions of the Plan and the allocations and distributions to holders of Allowed General Unsecured Claims, the Bankruptcy Court will, on or prior to the Effective Date, pursuant to section 502 of the Bankruptcy Code, fix or liquidate the amount of any contingent or unliquidated General Unsecured Claim, in which event the amount so fixed will be deemed the Allowed amount of such Claim for purposes of this Plan or, in lieu thereof, the Bankruptcy Court will determine the maximum contingent or unliquidated amount for such Claim, which amount will be the maximum amount in which such Claim ultimately may be Allowed under this Plan, if such Claim is Allowed in whole or part.

                  2. CREATION OF RESERVE. On the Effective Date, the Disbursing Agent shall transfer to the Disputed Claims Equity Reserve that number of shares of New Globalstar Common Stock to be issued on the Effective Date to holders of Disputed General Unsecured Claims that would be distributable on account of the aggregate amount of Disputed General Unsecured Claims as if they were Allowed General Unsecured Claims against the Debtors in their respective Maximum Allowable Amounts on the Effective Date. Those shares held in the Disputed Claims Equity Reserve, along with any dividends or other distributions accruing with respect thereto, shall be held in trust for the holders of Disputed General Unsecured Claims as of the Effective Date pending determination of their entitlement thereto. Each holder of a Disputed General Unsecured Claim as of the Effective Date entitled to be distributed New Globalstar Common Stock shall not have the rights of holders (including voting rights) with respect to such interests until such time, if any, that such interests are released to such holder. For all purposes, the Disbursing Agent shall be deemed the holder of all shares held in the Disputed Claims Equity Reserve pending their release therefrom; provided, however, that the Disbursing Agent shall abstain from exercising any and all voting rights in respect of the shares held in the Disputed Claims Equity Reserve unless otherwise ordered by the Bankruptcy Court on motion of a holder of a Disputed General Unsecured Claim as of the Effective Date.

                  3. TAX REPORTING. Subject to definitive guidance from the Internal Revenue Service or the courts to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests one or the receipt of an adverse determination by the Internal Revenue Service upon audit, if not contested by the Disbursing Agent), the Disbursing Agent shall treat the Disputed Claims Equity Reserve as a single trust or fund, consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the IRC (sections 641 et seq.) and subject to separate entity-level tax on any of its earnings, and, to the extent permitted by law, shall report consistently with the foregoing for state and local federal income tax purposes. All holders of General Unsecured Claims shall report, for tax purposes, consistently with the foregoing. In addition, the Disbursing Agent is hereby authorized, on behalf of the Disputed Claims Equity Reserve, to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all taxable periods of the Disputed Claims Equity Reserve ending after the Effective Date through the termination of the Disputed Claims Equity Reserve in accordance with the Plan.

                  E.       DISTRIBUTIONS AFTER ALLOWANCE.

                  Payments and distributions to each holder of a Disputed Claim or any other Claim that is not an Allowed Claim, to the extent that such Claim ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of this Plan, including the provision governing the Class of Claims in which such Claim is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or any other Claim that is not an Allowed Claim becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim any shares that would have been distributed to such holder if the Claim had been an Allowed Claim on the Effective Date. In the case of a holder of a Disputed General Unsecured Claim that becomes an Allowed General Unsecured Claim, such distribution shall include a payment in Cash equal to any accrued dividends or other distributions with respect to the shares held in the Disputed Claims Equity Reserve on account of such holder's General Unsecured Claim.

                  F.       DISTRIBUTIONS AFTER DISALLOWANCE.

                  1. DISPUTED ADMINISTRATIVE CLAIMS CASH RESERVE. To the extent that, after the Effective Date, a Disputed Administrative Claim is disallowed and expunged, in whole or part, then an amount equal to the amount reserved in the Disputed Administrative Claims Cash Reserve equal to the disallowed portion of such Claim together with any accrued net interest with respect thereto shall be transferred by the Disbursing Agent to New Globalstar.

                  2. DISPUTED CLAIMS EQUITY RESERVE. To the extent that, after the Effective Date, a Disputed General Unsecured Claim against any of the Debtors is disallowed and expunged, in whole or part, then the holders of Allowed General Unsecured Claims against the Debtors shall each be redistributed their respective Pro Rata share of the shares reserved in the Disputed Claims Equity Reserve on account of such disallowed Claim, and any dividends or other distributions accrued with respect thereto. Any redistribution of shares from the Disputed Claims Equity Reserve shall be made on the Quarterly Distribution
Date (provided that there are at least         shares in the Disputed Claims
Equity Reserve to distribute, except for a final distribution after all Disputed General Unsecured Claims are either Allowed or expunged) until all Disputed General Unsecured Claims have been Allowed or expunged, in whole or part, and no redistribution shall be made prior thereto. Any redistribution of shares to the holder of Allowed General Unsecured Claims from the Disputed Claims Equity Reserve shall be subject to the provisions of this Plan relating to distributions of fractional shares of New Globalstar Common Stock.

               ARTICLE IX SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

                  Pursuant to the Confirmation Order, the Bankruptcy Court shall approve the substantive consolidation of the Debtors for the purpose of implementing the Plan, including for purposes of voting, Confirmation and distributions to be made under the Plan. Pursuant to such order: (A) all assets and liabilities of Debtors will be deemed merged; (B) all Secondary Liability Claims will be deemed eliminated so that any Claim against any Debtor and any Secondary Liability Claims related thereto will be deemed to be one obligation of the consolidated Debtors; and (C) each and every Claim Filed or to be Filed in the Reorganization Case of any of the Debtors will be deemed Filed against the consolidated Debtors and will be deemed one Claim against and a single obligation of the consolidated Debtors. Such substantive consolidation (other than for the purpose of implementing the Plan) will not affect (A) the legal and corporate structures of New Globalstar, subject to the right of New Globalstar to affect restructurings as provided in Section V.A of the Plan; (B) the New Globalstar Common Stock; and (C) pre- and post-

Effective Date guarantees that are required to be maintained (1) in connection with contracts or leases that were entered into during the Reorganization Cases or Executory Contracts and Unexpired Leases that have been or will be assumed or
(2) pursuant to the Plan.

                 ARTICLE X CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

                  A.       CONDITIONS TO CONFIRMATION

                  The Bankruptcy Court will not enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to Section X.C:

                  1. The Confirmation Order will be reasonably acceptable in form and substance to the Debtors, Loral and the Creditors Committee and will include the following:

                           a. approve the substantive consolidation of the
Debtors as contemplated by Article IX;

                           b. approve the releases as contemplated by Section
V.C;



                           c. decree that the transfers contemplated hereunder
shall be free and clear of all Claims, Liens and encumbrances, except as expressly provided herein;

                           d. decree that the Confirmation Order shall supersede
any Bankruptcy Court orders issued prior to the Confirmation Date that may be inconsistent with the Confirmation Order;

                           e. authorize the implementation of this Plan in
accordance with its terms; and

                           f. provide that pursuant to section 1146(c) of the
Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by this Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax (including, without limitation, any mortgages, or security interest filings, to be recorded or filed in connection with Exit Facility).

                  2. The Confirmation Hearing has been commenced by _____, 2002.

                  3. The Plan shall not have been amended, altered or modified from the Plan as Filed on ________, 2002, unless such amendment, alteration or modification has been consented to in accordance with Section XIV.C.

                  4. All Exhibits to the Plan are in form and substance reasonably satisfactory to the Debtors, Loral and the Creditors Committee.

                  5. The Loral Entities' Allowed prepetition Claims shall not exceed $1.0 billion.

                  6. QUALCOMM's Allowed prepetition Claims shall not exceed
$        .

                  B.       CONDITIONS TO THE EFFECTIVE DATE

                  The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions have been satisfied or duly waived pursuant to Section XIV.C:

                  1. The Restructuring Transactions shall have been consummated.

                  2. The Plan shall not have been amended, altered or modified
from the Plan as Filed on         , 2002, unless such amendment, alteration or
modification has been consented to in accordance with Section XIV.C, and all Exhibits to the Plan remain in form and substance reasonably satisfactory to the Debtors, Loral and the Creditors Committee.

                  3. The Effective Date shall have occurred by        , 2002.

                  4. All conditions precedent to the Confirmation Date have been satisfied and continue to be satisfied.

                  5. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall have become a Final Order.

                  6. All actions and documents necessary to implement the provisions of this Plan to be effectuated on or prior to the Effective Date shall be reasonably satisfactory to the Debtors, the Creditors Committee and Loral, and such actions and documents shall have been effected or executed and delivered.

                  C.       WAIVER OF CONDITIONS TO THE CONFIRMATION AND
                           EFFECTIVE DATE

                  The conditions to Confirmation set forth in Sections X.A.
        and the conditions to the Effective Date set forth in Sections X.B.
        may be waived in whole or part by the Debtors at any time without an order of the Bankruptcy Court after three Business Days' written notice of such proposed waiver to and the prior written consent of the Creditors Committee and Loral. The failure to satisfy or waive a condition may be asserted (in writing to the Debtors, the Creditors Committee and Loral) by a party with the right to waive such condition, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by such party).

                  D. EFFECT OF NONOCCURRENCE OF CONDITIONS TO THE EFFECTIVE DATE

                  If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Section X.C, then upon motion by the Debtors, the Creditors Committee or Loral made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section, (1) the Plan will be null and void in all respects, including with respect to: (a) the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code; (b) the assumptions, assignments or rejections of Executory Contracts and Unexpired Leases pursuant to Article VI; and (c) the substantive consolidation of the Debtors; and (2) nothing contained in the Plan will: (a) constitute a waiver or release of any claims by or against, or any Interest in, the Debtors; or (b) prejudice in any manner the rights of the Debtors or any other party in interest.

                               ARTICLE XI CRAMDOWN

                  The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

               ARTICLE XII DISCHARGE, TERMINATION, INJUNCTION AND
                              SUBORDINATION RIGHTS

                  A.       DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

                  1. Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date and immediately after cancellation of the GLP Partnership Interests: (a) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtors.

                  2. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date and immediately after the cancellation of the GLP Partnership Interests and the issuance of the New Globalstar Common Stock, of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

                  B.       INJUNCTIONS

                  1. Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against (whether or not Allowed) or Equity Interests or GLP Partnership Interests in any of the Debtors or the Estates are, with respect to any such Claims (whether or not Allowed) or Equity Interests or GLP Partnership Interests, permanently enjoined from and after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Estates or New Globalstar, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Estates or New Globalstar or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Estates or New Globalstar or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (iv) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Debtors, the Estates or New Globalstar, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan to the full extent permitted by applicable law.

                  2. Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold any Causes of Action and/or any Recovery Actions against any of the entities and Persons released pursuant to the provisions of the Plan are permanently enjoined from and after the Confirmation Date from the prosecution, whether directly, indirectly, derivatively or otherwise, of any such Causes of Action and/or any Recovery Actions released, discharged or terminated pursuant to the provisions of the Plan.

                  3. By accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section.

                  C. TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS AND CONTROVERSIES

                  1. The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. All subordination rights that a holder of a Claim may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

                  2. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

                     ARTICLE XIII RETENTION OF JURISDICTION

                  Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction to:

                  1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim; the resolution of any objections to the allowance, priority or classification of Claims or Interests; the resolution, and distributions to holders, of Disputed Claims, and the approval of the Indenture Trustee's fees and expenses pursuant to Section IV.D;

                  2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

                  3. Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

                  4. Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

                  5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, including the Causes of Actions and Recovery Actions to the extent not released hereunder, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or brought thereafter;

                  6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                  7. Resolve any cases, controversies, suits or disputes that may arise in connection with the Causes of Actions and Recovery Actions or the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

                  8. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

                  9. Issue injunctions, enforce the injunctions and releases contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

                  10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

                  11. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                  12. Enter a final decree closing the Reorganization Cases;

                  13. Determine matters concerning state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes;

                  14. To hear and determine all applications for award of compensation for services rendered by Professionals and reimbursement of such Professional's expenses relating to such services rendered and to resolve disputes relating to the payment by the Debtors of compensation for services rendered by Professionals and reimbursement of such Professional's expenses for post-Confirmation Date periods;

                  15. To hear and determine any disputes arising in connection with the interpretation, implementation or enforcement of this Plan;

                  16. To hear and determine any other matter not inconsistent with the Bankruptcy Code; and

                  17. To enter a final decree closing the Reorganization Cases.

                      ARTICLE XIV MISCELLANEOUS PROVISIONS

                  A.       DISSOLUTION OF THE CREDITORS COMMITTEE

                  The Creditors Committee shall be dissolved thirty (30) days after the Effective Date subject to (i) any existing fiduciary duties as determined by the Bankruptcy Court, and (ii) its ability to file motions and objections with respect to, and to participate in hearings on, applications of Professionals for compensation for services rendered and reimbursement of related expenses and disputes relating to the payment by the Debtors of a Professional's post-confirmation invoice.

                  B.       LIMITATION OF LIABILITY

                  In accordance with section 1125(e) of the Bankruptcy Code, none of the Debtors, the members of the General Partners' Committee, New Globalstar, the Loral Entities, or the members of the Creditors Committee shall have or incur any liability to any Person or Entity whatsoever, including, without limitation, any holder of any Claim (whether or not Allowed) or Equity Interests, or any Person or Entity participating in exchanges and distributions under or pursuant to the Plan, for any act or omission in connection with, or arising out of, the Reorganization Cases, the formulation, preparation, dissemination or confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or property to be distributed pursuant to the Plan, or any contract, instrument, release, or other agreement or document created or entered into, pursuant to or in connection with the Plan; provided, however, that the foregoing provisions of this Section will have no effect on: (i) the liability of any Person or entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan; or (ii) the liability of any Person or entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

                  C.       MODIFICATION OF THE PLAN

                  Subject to the restrictions on modifications set forth in
section 1127 of the Bankruptcy Code, upon not less than ten days' prior written notice to the Creditors Committee and Loral, the Debtors, as applicable, reserve the right to alter, amend or modify the Plan before its substantial consummation; provided that no alteration, amendment or modification of the Plan of any nature whatsoever may occur without the prior written consent of the Creditors Committee or Loral.

                  D.       REVOCATION OF THE PLAN

                  Subject to the terms and conditions of the Plan Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan will be null and void in all respects, and nothing contained in the Plan will: (1) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or (2) prejudice in any manner the rights of any Debtors or any other party.

                  E.       SEVERABILITY OF PLAN PROVISIONS

                  Subject to Section V.C, if, prior to Confirmation, any term or provision of the Plan other than the release provisions in Section V.C, is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided that any such alteration or interpretation must be in form and substance acceptable to the Debtors and the Creditors Committee and to Loral, if such alteration or interpretation would, in the reasonable good faith judgment of Loral, adversely affect any rights or obligations of any Loral Entities under the Plan or any documents or agreements to be executed in connection therewith. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                  F.       SUCCESSORS AND ASSIGNS

                  The rights, benefits and obligations of any entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

                  G. SERVICE OF CERTAIN PLAN EXHIBITS AND DISCLOSURE STATEMENT EXHIBITS

                  Because the Exhibits to the Plan are voluminous, the Exhibits are not being served with copies of the Plan and the Disclosure Statement. Any party in interest may review the Plan Exhibits during normal business hours (9:00 a.m. to 4:30 p.m., local time) in the Document Reviewing Centers.

                  H.       SERVICE OF DOCUMENTS

                  Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors, Loral or the Creditors Committee must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

           1. To the Debtors:

           Globalstar, L.P.
           3200 Zanker Road
           San Jose, California 95134
           Attention: William Adler, Esq.
           Fax: (408) 933-4950

           Jones, Day, Reavis & Pogue
           Attorneys for the Debtors
           222 E. 41st Street
           New York, New York 10017
           Attention: Paul D. Leake, Esq.
           John J. Rapisardi, Esq.
           Fax: (212) 755-7306

           James L. Patton, Jr., Esq.
           Attorneys for the Debtors
           YOUNG CONAWAY STARGATT & TAYLOR LLP
           The Brandywine Building
           1000 West Street, 17th Floor
           Wilmington, Delaware 19899
           Attention: Brendan Linehan Shannon, Esq.
           Maureen D. Luke, Esq.
           M. Blake Cleary, Esq.

           Fax: (302) 856-9338

           2. To the Creditors Committee:

           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
           Attorneys for The Official Committee of Unsecured Creditors 590 Madison Avenue
           New York, NY 10022
           Attention: Daniel H. Golden, Esq.

           Fax: (212) 872-1002

           3. To the United States Trustee:

           Office of the United States Trustee
           844 King Street, Suite 2313
           Wilmington, Delaware 19801
           Attention: Mark S. Kenney, Esq.

           4. To Loral:

           Willkie Farr & Gallagher
           Attorneys for Loral Space and Communications Ltd.
           707 Seventh Avenue
           New York, NY 10019
           Attention: Marc Abrams, Esq.

           Fax: (212) 728-8111

Dated: May 23, 2002


                              Respectfully submitted,

                              Globalstar, L.P. (for itself and on behalf of the GLP Subsidiary Debtors)


                              By: /s/ William F. Adler
                                 -----------------------------------------
                                 Name:  William F. Adler
                                 Title: Vice President -- Legal &
                                        Regulatory Affairs


COUNSEL:

James L. Patton, Jr. (No. 2202)
Brendan Linehan Shannon (No. 3136)
Maureen D. Luke (No. 3062)
M. Blake Cleary (No. 3614)
YOUNG CONAWAY STARGATT & TAYLOR LLP
The Brandywine Building
1000 West, Street, 17th Floor
Wilmington, Delaware 19899
(302) 571-6600

          - and -

Paul D. Leake
John J. Rapisardi
JONES, DAY, REAVIS & POGUE
222 E. 41st Street
New York, NY 10017
(212) 326-3939

ATTORNEYS FOR DEBTORS AND DEBTORS IN
POSSESSION

                                 EXHIBIT I.A.78

                          MEMORANDUM OF UNDERSTANDING

                                 EXHIBIT I.A.46

                             TERMS OF EXIT FACILITY



[To Be Provided Ten Days Prior To The Object Deadline To The Plan Confirmation]

                                 EXHIBIT I.A.106

                           RESTRUCTURING TRANSACTIONS

          [To Be Provided Ten Days Prior To The Object Deadline To The
                             Disclosure Statement]

                                EXHIBIT V.A.3.a.1

                 CERTIFICATE OF INCORPORATION OF NEW GLOBALSTAR

[To Be Provided Ten Days Prior To The Object Deadline To The Plan Confirmation]

                                EXHIBIT V.A.3.a.1

                            BYLAWS OF NEW GLOBALSTAR

[To Be Provided Ten Days Prior To The Object Deadline To The Plan Confirmation]

                                EXHIBIT V.A.3.a.3

                INITIAL DIRECTORS AND OFFICERS OF NEW GLOBALSTAR

[To Be Provided Ten Days Prior To The Object Deadline To The Plan Confirmation]

                                 EXHIBIT V.A.3.b

  LIST OF EMPLOYMENT AND OTHER AGREEMENTS AND PLANS THAT ARE IN EFFECT OR WILL
                      TAKE EFFECT AS OF THE EFFECTIVE DATE

[To Be Provided Ten Days Prior To The Object Deadline To The Plan Confirmation]

                                 EXHIBIT I.A.106

                                 RIGHTS OFFERING

          [To Be Provided Ten Days Prior To The Object Deadline To The
                             Disclosure Statement]

                                  EXHIBIT VI.A1

     NONEXCLUSIVE SCHEDULE OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE
                         ASSUMED OR ASSUMED AND ASSIGNED

[To Be Provided Ten Days Prior To The Object Deadline To The Plan Confirmation]

                                   EXHIBIT VI.C

     NONEXCLUSIVE SCHEDULE OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE
                         ASSUMED OR ASSUMED AND ASSIGNED

[To Be Provided Ten Days Prior To The Object Deadline To The Plan Confirmation]

                               EXHIBIT V.A.3.c.(i)

       SCHEDULE OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED

[To Be Provided Ten Days Prior To The Object Deadline To The Plan Confirmation]